UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FENNEC PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

FENNEC PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2026

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the holders of common shares (“Common Shares”) in the capital of Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, NC, 27709 (“Fennec” or the “Corporation”) will be held online June 10, 2026 at 10:00 a.m. EDT by visiting www.virtualshareholdermeeting.com/FENC2026, where you will be able to listen to the meeting live, submit questions, and vote, for the following purposes:

1.	to receive the audited consolidated financial statements of the Corporation for the year ended December 31, 2025, together with the report of the auditors thereon;
2.	to set the size of the board of directors at five and elect the five directors named in the Management Proxy Circular;
3.	to appoint auditors for the year ending December 31, 2026, and to authorize the directors of the Corporation to fix the auditors’ remuneration;
4.	to vote, on an advisory (non-binding) basis, on the compensation of the Corporation’s named executive officers;
5.	to vote, on an advisory (non-binding) basis, on the frequency of advisory votes on the compensation of the Corporation’s named executive officers;
6.	to consider an ordinary resolution to be adopted by a simple majority of the votes cast by common shareholders, excluding certain insiders, to approve an increase of the number of Common Shares which are reserved for issuance under Fennec’s 2020 Equity Incentive Plan;
7.	to consider, and if deemed advisable, ratify and approve the adoption of Fennec’s 2026 Equity Inducement Plan; and
8.	to transact such further or other business as may properly come before the Meeting or any adjournment thereof.

Shareholders attending the Meeting in person (by participating through the virtual meeting website) may register and log into the live audio webcast platform beginning at 9:45 a.m. EDT on the Meeting date. We would appreciate your early registration so that the Meeting may start promptly at 10:00 a.m. EDT on the Meeting date.

The board of directors of Fennec has fixed 5:00 p.m. EDT on April 13, 2026 (the “Record Date”), as the record date for determining the holders of record of Common Shares who are entitled to receive notice of the Meeting and to attend and vote at the Meeting and any adjournment or postponement thereof.

The Meeting will be held in a virtual format only. You will not be able to attend the Meeting physically. In particular, Shareholders may attend the Meeting online by visiting www.virtualshareholdermeeting.com/FENC2026 or may be represented at the Meeting by proxy. To be admitted to the virtual Meeting, shareholders must enter their control number on the virtual meeting website. A shareholder’s control number may be found either on their proxy card or on their notice regarding availability of proxy materials.

Proxies to be used at the Meeting must be received no later than 11:59 p.m. EDT on June 9, 2026 and, if the Meeting is postponed or adjourned, no later than 48 hours (excluding weekends and statutory holidays) preceding the reconvened Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 10, 2026:

This Notice, Management Proxy Circular and the Corporation’s Annual Report on Form 10-K are available to you on the Internet at www.proxyvote.com. We encourage you to access and review all of the important information contained in these materials before voting.

DATED at Research Triangle Park, North Carolina this 28th day of April, 2026.

By Order of the Board of Directors of Fennec Pharmaceuticals
Inc.

/s/ Khalid Islam

Dr. Khalid Islam

Chairman of the Board

FENNEC PHARMACEUTICALS INC.

MANAGEMENT PROXY CIRCULAR

Unless otherwise stated, information contained in this management proxy circular (the “Circular”) is given as of April 13, 2026. Except as otherwise indicated, all amounts are expressed in United States dollars.

The Meeting

This Circular is furnished in connection with the solicitation of proxies by management of Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, NC, 27709 (“Fennec” or the “Corporation”) for use at the annual meeting (the “Meeting”) of the shareholders of Fennec to be held on June 10, 2026 at 10:00 a.m. EDT online by visiting www.virtualshareholdermeeting.com/FENC2026, and at any adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting (the “Notice of Meeting”).

The Meeting will be held in a virtual format only. You will not be able to attend the Meeting physically. In particular, Shareholders may attend the Meeting online by visiting www.virtualshareholdermeeting.com/FENC2026 or may be represented at the Meeting by proxy. Registered shareholders and duly appointed proxyholders will be able to participate in the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all of the requirements set out in this Circular. Non-registered shareholders who have not duly appointed themselves as proxyholder will be able to participate in the Meeting and also ask questions, but will not be able to vote at the Meeting

Solicitation of Proxies

The persons named in the form of proxy accompanying this Circular are officers and/or directors of Fennec. A holder (a “Shareholder”) of Fennec common shares (the “Common Shares”) as of the Record Date (see “Record Date and Entitlement to Vote” below) has the right to appoint a person, other than the persons named in the form of proxy accompanying this Circular, as nominee to attend and act for and on behalf of such Shareholder at the Meeting, and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy, or by executing a proxy in a form similar to the form of proxy accompanying this Circular. Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by timely submitting a subsequent proxy with a later date or by voting during your virtual attendance at the Meeting.

The solicitation of proxies for the Meeting will be primarily by mail, but proxies may also be solicited personally or by telephone by employees or agents of Fennec. Employees of Fennec will not receive any extra compensation for such activities. Fennec will pay brokers or other persons holding Common Shares in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and proxy material to beneficial owners of Common Shares and requesting authority to execute proxies in respect of such Common Shares. The solicitation of proxies by this Circular is being made by or on behalf of the management of Fennec and its board of directors (the “Board”) and the total cost of this solicitation will be borne by Fennec.

If your name appears on a share certificate, you are considered a “registered shareholder”. See the “Registered Shareholder Voting” subsection below for details on how to vote. If your Common Shares are not registered in your name and are held in the name of a nominee, you are considered a “non-registered shareholder” (for example, your Common Shares are listed in an account statement provided to you by your securities broker). If this is the case, see the “Non-Registered Shareholder Voting” subsection below.

Registered Shareholder Voting

If your name appears on a share certificate, you are considered as a “registered shareholder”. You may appoint someone else to vote for you as your proxy holder at the Meeting by using the form of proxy sent to you by Broadridge. The persons named in the form of proxy are directors or officers of the Corporation. As a shareholder, you have the right to appoint as proxy holder a person other than those whose names are printed as proxy holders in the form of proxy, by inserting the name of your chosen proxy holder in the blank space provided for that purpose in the form of proxy. In either case, the completed form of proxy must be delivered to Broadridge by following one (1) of the methods below, prior to the deadline for submitting proxies described below.

A person acting as proxy holder need not be a shareholder of the Corporation. Make sure that the person you appoint is aware that he or she is appointed and participates in the Meeting, otherwise your vote will not be taken into account.

You can choose from among three different ways to vote your Common Shares by proxy:

By Telephone:  Call the toll-free number indicated on the form of proxy and follow the instructions. If you choose to vote by telephone, you cannot appoint any person other than the directors or officers named on your form of proxy as your proxy holder.

On the Internet:Go to www.proxyvote.com and follow the instructions on the screen. If you choose to vote via the Internet, you can appoint a person other than the directors or officers named in the form of proxy as your proxy holder. This person does not have to be a shareholder. Make sure that the person you appoint is aware that he or she has been appointed and participates in the Meeting, otherwise your vote will not be taken into account.

By Mail: If you have elected to receive paper materials, complete your form of proxy and return it in the envelope provided. If you return your proxy by mail, you can appoint a person other than the directors or officers named in the form of proxy as your proxy holder. This person does not have to be a shareholder. If the Shareholder is a corporation, the proxy must be executed by an officer or properly appointed attorney. Fill in the name of the person you are appointing in the blank space provided on the form of proxy. Complete your voting instructions on the form of proxy, and date and sign the form. Make sure that the person you appoint is aware that he or she has been appointed and participates in the Meeting, otherwise your vote will not be taken into account.

The deadline for receiving duly completed forms of proxy or a vote by telephone or over the Internet is 11:59 p.m. EDT on June 9, 2026 or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding weekends and statutory holidays) before the time of the reconvened Meeting. The proxy deadline may be waived or extended by the Chairman of the Meeting, in his sole discretion without notice.

How Proxies Will be Voted

The Common Shares represented by a proxy at the Meeting will be voted for or withheld from voting in the election of directors, and will be voted for, against, or abstained from voting in each of the appointment of auditors and authorizing the Board to fix the auditors remuneration, the advisory vote on the compensation of our named executive officers, and the frequency of advisory votes on executive compensation (together, the “Ordinary Matters”), and for, against, or abstained from voting on each of the proposed increase of the number of Common Shares which are reserved for issuance under Fennec’s 2020 Equity Incentive Plan and the adoption of Fennec’s 2026 Equity Inducement Plan (the “Special Matters”), in each case in accordance with the instructions of the Shareholder. Any Common Shares represented by a proxy that are marked to abstain from voting on a proposal will be counted as present in determining whether a quorum is present. They will also be counted in determining the total number of Common Shares entitled to vote on a proposal. Abstentions will not be counted as votes for or against any proposal, and accordingly are not counted for purposes of determining the number of votes cast on any proposal. If no choice is specified in the proxy or the instructions are not certain, the persons named in the form of proxy accompanying this Circular will vote FOR all of the matters proposed by management at the Meeting and described in the Notice of Meeting and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder appointing the proxy is entitled to cast a vote.

The form of proxy accompanying this Circular, when properly completed and executed, confers discretionary authority upon the persons named therein with respect to any amendment or variation to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. Management of Fennec and the Board knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters (other than the election of directors not currently named in this Circular) that are not now known to management of Fennec or the Board should properly come before the Meeting, the Common Shares represented by proxies given in favor of the persons named in the form of proxy accompanying this Circular will be voted on such matters in accordance with the discretion of such person.

Non-Registered Shareholder Voting

This section applies to beneficial holders of Common Shares who are not registered holders. The information set forth in this section is of significant importance to many holders of Common Shares, as a substantial number of Shareholders do not hold Common Shares in their own name.

Only registered holders of Common Shares, or the persons that they appoint as proxies, are permitted to attend and vote at the Meeting. In many cases, Common Shares are beneficially owned by a shareholder and are registered in the name of an intermediary such as a bank, broker or other nominee. If your Common Shares are not registered in your name and are held in the name of a nominee, you are considered a “non-registered shareholder”. For example, if your Common Shares are listed in an account statement provided to you by your securities broker, those Common Shares will, in all likelihood, not be registered in your name. Such Common Shares will more likely be registered in the name of a depository or of such broker or an agent of such broker. Without specific instructions, brokers and their agents or nominees are prohibited from voting shares for their clients.

Non-registered shareholders are either “objecting beneficial owners” or “OBOs”, who object that intermediaries disclose information about their identity and ownership in the Corporation or “non-objecting beneficial owners” or “NOBOs”, who do not object to such disclosure. The Corporation does not send proxy-related materials directly to OBOs or NOBOs and intends to pay for an intermediary to deliver to OBOs and NOBOs the proxy-related materials. If you are a non-registered shareholder, there is one only way that you can vote your Common Shares:

Provide Voting Instructions to your Broker. Applicable securities laws require your nominee to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive or have already received from your nominee a request for voting instructions for the number of Common Shares you hold. Every nominee has its own mailing procedures and provides its own signature and return instructions, which should be carefully followed by non-registered shareholders to ensure that their Common Shares are voted at the Meeting.

Attending the Virtual Meeting

All Shareholders are encouraged to attend the Meeting online, which will be conducted via live audio webcast. The Meeting online enables registered shareholders to participate in the Meeting and ask questions, all in real time. Registered shareholders can vote at the appropriate times by completing a ballot online during the Meeting. If you are a registered shareholder and wish to vote at the Meeting, you do not need to complete or return the form of proxy. However, even if you plan to participate in the Meeting, you may vote your Common Shares in advance, so that your vote will be counted if you later decide not to participate in the Meeting. Shareholders and proxyholders can access the Meeting by visiting www.virtualshareholdermeeting.com/FENC2026.

To participate in the Meeting, you will need the 16-digit control number included on your proxy or voting instruction form or on the instructions that accompany your proxy materials. The control number located on the form of proxy or voting instruction form or in the email notification you received is your control number. If you participate in the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

Record Date and Entitlement to Vote

The Record Date for the purpose of determining Shareholders entitled to receive this Circular and to vote at the Meeting has been fixed as 5:00 p.m. EDT on April 13, 2026 (the “Record Date”). Each Shareholder at the close of business (5:00 p.m. EDT) on the Record Date is entitled to attend the Meeting in person (by participating through the virtual meeting website) or by proxy and to cast one vote for each Common Share held by such Shareholder on the Record Date.

Quorum

According to the Corporation’s articles, the quorum for the transaction of business at any meeting of shareholders is two persons who are, or who represent by proxy, shareholders entitled to be voted at the meeting.

Voting Securities and Principal Holders Thereof

As at April 13, 2026, there were 34,712,756 Common Shares issued and outstanding. Each Common Share carries the right to one vote at the Meeting.

Beneficial ownership of the Common Shares in the following table is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Under these rules, a person is deemed to beneficially own a Common Share if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, all Common Shares subject to options, restricted stock units (“RSUs”) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 13, 2026 are deemed to be outstanding. These Common Shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person.

The following table sets forth information concerning the beneficial ownership of our Common Shares as of April 13, 2026 by:

•	each member of the Board;
•	each of our Named Executive Officers listed in the “Summary Compensation Table” included in the “Executive Compensation” section of this proxy statement;
•	all of our directors and Named Executive Officers as a group; and
•	each person or entity known to us that beneficially owns more than five percent of our Common Stock.

Applicable percentage ownership is based on 34,712,756 Common Shares outstanding as of April 13, 2026. Unless otherwise indicated below, we believe that each of the persons listed in the following table has the sole power to vote and to dispose of the shares listed opposite the shareholder’s name, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709.

	Number of
	Common Shares	%
Name	Beneficially Owned (1)	Ownership(1)
Dr. Khalid Islam (2)	438,825	1.26%
Robert Andrade (3)	914,349	2.59%
Marco Brughera (4)	215,545	0.62%
Jodi Cook (5)	140,000	0.40%
Chris A. Rallis (6)	251,423	0.72%
Pierre Sayad (7)	100,404	0.29%
Jeffrey Hackman (8)	329,955	0.94%
Rostislav Raykov (9)	1,691,204	4.66%
All Officers and Directors as a Group (10)	4,081,705	10.73%
Essetifin SpA(11)	3,993,694	11.50%
Rosalind Advisors, Inc.(12)	2,746,840	7.91%
Southpoint Capital Advisors, LP.(13)	2,744,741	7.91%
Sonic Fund II, LP.(14)	2,607,357	7.51%
Solas Capital Management(15)	2,560,726	7.38%

*Represents less than 1% of the issued and outstanding Common Shares.

(1)	For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any Common Shares that such person or group has the right to acquire within 60 days after April 13, 2026. For purposes of computing the percentage of outstanding Common Shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after April 13, 2026 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of April 13, 2026, there were 34,712,756 Common Shares issued and outstanding.
(2)	Includes 213,825 Common Shares held of record by Mr. Islam and 225,000 Common Shares subject to options that are exercisable within 60 days of April 13, 2026.
(3)	Includes 285,863 Common Shares held of record by Mr. Andrade, 621,540 Common Shares subject to options that are exercisable within 60 days of April 13, 2026, and 6,946 Common Shares issuable upon the settlement of RSUs releasable to Mr. Andrade within 60 days of April 13, 2026.
(4)	Represents Common Shares subject to options that are exercisable within 60 days of April 13, 2026.
(5)	Represents Common Shares subject to options that are exercisable within 60 days of April 13, 2026.
(6)	Includes 57,079 Common Shares held of record by Mr. Rallis and 194,344 Common Shares subject to options that are exercisable within 60 days of April 13, 2026.
(7)	Includes 20,679 Common Shares held of record by Mr. Sayed, 79,169 Common Shares subject to options that are exercisable within 60 days of April 13, 2026, and 556 Common Shares issuable upon the settlement of RSUs releasable to Mr. Sayed within 60 days of April 13, 2026.
(8)	Includes 60,507 Common Shares held of record by Mr. Hackman, 265,280 Common Shares subject to options that are exercisable within 60 days of April 13, 2026, and 4,168 Common Shares issuable upon the settlement of RSUs releasable to Mr. Hackman within 60 days of April 13, 2026.
(9)	Includes 113,856 Common Shares held of record by Mr. Raykov, 1,571,792 Common Shares subject to options that are exercisable within 60 days of April 13, 2026, and 5,556 Common Shares issuable upon the settlement of RSUs releasable to Mr. Raykov within 60 days of April 13, 2026.
(10)	Consists of 766,153 Common Shares, 3,298,326 Common Shares subject to options that are exercisable within 60 days of April 13, 2026, and 17,226 Common Shares issuable upon the settlement of RSUs releasable within 60 days of April 13, 2026.
(11)	Essetifin SpA, Via Sudafrica 20, Rome, Italy 00144. Roberto Capriata holds voting and investment power over the shares owned by Essetifin SpA.
(12)	Rosalind Advisors, Inc., 15 Wellesley Street West, Suite 326, Toronto, Ontario M4Y 0G7 Canada. Steven Salamon holds voting and investment power over the shares held by Rosalind Advisors, Inc
(13)	Southpoint Capital Advisors, LP, 623 Fifth Avenue, Suite 2503, New York, New York 10022. John S. Clark, II holds voting and investment power over the shares owned by Southpoint Capital Advisors, LP.
(14)	Sonic Fund II, LP, 400 Hobron Lane, Suite 3709, Honolulu, HI 96815. Lawrence Kam holds voting and investment power over the shares owned by Sonic Fund II, LP.
(15)	Solas Capital Management, LLC, 1063 Post Road, 2nd Floor, Darien, CT 06820. Frederick Tucker Golden holds voting and investment power over the shares held by Solas Capital Management, LLC.

Approval Requirements and Eligible Voting Shares

The election of our directors is subject to our Majority Voting Policy. See “Election of Directors” below.  Each of the other Ordinary Matters must be approved by a simple majority of the votes cast by Shareholders, present in person (by participating through the virtual meeting website) or by proxy at the Meeting. The Special Matter must be approved by a simple majority of the votes cast by Shareholders, present in person (by participating through the virtual meeting website) or by proxy at the Meeting, excluding votes attached to the securities held by all insiders eligible to participate in the Equity Incentive Plan. For these purposes, any spoiled votes, illegible votes, defective votes, abstentions, and broker non-votes will not be considered votes cast.

Other Business

Other than the Ordinary Matters and Special Matters discussed elsewhere in this Circular, management of Fennec does not intend to present and does not have any reason to believe that others will present, at the Meeting, any item of business other than those set forth in this Circular. If, however, any other business is properly presented at the Meeting and may properly be considered and acted upon, proxies will be voted by those named in the applicable form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified herein.

ORDINARY MATTERS

Presentation of Financial Statements

The audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2025, together with the report of the auditors thereon, will be placed before the Meeting. Shareholders who wish to be added to the mailing list for the annual financial statements and Management’s Discussion and Analysis should complete the appropriate sections of the proxy or contact the undersigned at PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709 Attention: Secretary.

Election of Directors

We propose to set the number of directors of Fennec to be elected at the Meeting at five (5). The following are the names of the five persons for whom it is intended that votes will be cast for their election as directors of the Corporation pursuant to the proxy which is hereby solicited, unless the Shareholder directs therein otherwise:

Dr. Khalid Islam

Mr. Chris A. Rallis

Dr. Marco Brughera

Dr. Jodi Cook

Mr. Jeff Hackman

The term of office for each such person will be until Fennec’s next annual meeting of Shareholders or until such person’s successor is elected or duly appointed. In the event that prior to the Meeting any vacancies occur in the slate of nominees submitted above, it is intended that discretionary authority shall be exercised to vote the proxy hereby solicited (unless otherwise directed as aforesaid) for the election of any other person or persons as directors. Fennec management is not now aware that any of such nominees would be unwilling to serve as a director if elected.

The Board unanimously recommends that Shareholders vote FOR setting the board size at five (5) and the election of the above-named director nominees. The persons named in the enclosed form of proxy will vote FOR the election of each of the director nominees to hold office until the close of the next annual meeting of Shareholders, unless a Shareholder has specified in the proxy that his or her Common Shares are to be withheld from voting in respect thereof.

Fennec has adopted a majority voting policy in director elections that will apply at any meeting of Shareholders where an uncontested election of directors is held. Pursuant to this policy, if the number of proxy votes withheld from  a particular director nominee is greater than the votes for such director, the director nominee will be required to submit his or her resignation as a director to the Chair of the Board promptly following the applicable Shareholders’ meeting. Following receipt of resignation, the Governance and Nominating Committee will consider whether or not to accept the offer of resignation and make a recommendation to the Board. Within 90 days following the applicable Shareholders’ meeting, the Board shall publicly disclose in a news release their decision whether to accept the applicable director’s resignation or not, including the reasons for rejecting the resignation, if applicable. The Board shall accept the resignation absent exceptional circumstances. A director who tenders his or her resignation pursuant to this policy will not be permitted to participate in any meeting of the Board or the Governance and Nominating Committee at which the resignation is considered. A copy of the majority voting policy may be found on the Fennec website at www.fennecpharma.com.

The following table sets forth the name of each of our executive officers and directors, such person’s principal occupation or employment, all other positions with Fennec and any significant affiliate thereof now held by such person, if any, the year in which such person became a director of Fennec and such person’s age.

The Corporation has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The current members of such committees are noted in the following table.

			Current Principal Occupation
Name and Province/State and			and Principal Occupation for	Director
Country of Residence	Position	Age	Previous Five Years	Since
Jeff Hackman, Massachusetts, USA	Chief Executive Officer, Director	64	CEO and Director of Fennec Pharmaceuticals; Chairman and CEO of Comera Life Sciences; director and CEO of Legacy Comera	August 2024
Rostislav Raykov, New Jersey, USA	Former Chief Executive Officer, Director(1)	50	Director and Former CEO of Fennec Pharmaceuticals	July 2009
Robert Andrade, California, USA	Chief Financial Officer	51	CFO of Fennec Pharmaceuticals	N/A
Pierre Sayad, Texas, USA	Chief Medical Officer	51	Chief Medical Officer of Fennec Pharmaceuticals; Chief Operating Officer and interim Chief Medical Officer at Zephyr Labz	N/A
Chris A. Rallis, North Carolina, USA	Director(2)(3)(4)	72	Executive in-residence at Pappas Capital; previously, CEO of ImmunoBiosciences	August 2011
Dr. Marco Brughera, Milano, Italy	Director(2)(3)(4)	70	Former Group CEO of Leadiant Biosciences SpA; previously Global Head Rare Disease and R&D at Sigma-tau; VP Preclinical Development at Nerviano Medical Sciences.	August 2016
Dr. Khalid Islam, Lugano, Switzerland	Chairman of Board, Director(2)	70	Founder and Chairman of Gain Therapeutics ; previously Chairman and CEO of Gentium S.p.A.; previously CEO of Arpida AG	April 2014
Jodi A. Cook, PhD South Carolina, USA	Director(3)(4)	58	CEO of Skylark Bio Inc, Former SVP, Head of Gene Therapy Strategy PTC Therapeutics, Inc, Former COO Agilis Biotherapeutics, Former Assistant Professor of Audiology Mayo Clinic	September 2019

(1)	Mr. Raykov will not be standing for re-election at the Meeting and will be departing as a director immediately following the Meeting. Mr. Raykov’s departure is in no way due to any disagreement with the Corporation. Prior to the Meeting, the Board has determined to reduce the number of Board seats from six to five at the Meeting. Following the Meeting, it is expected that the Corporation will have no vacancies.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee
(4)	Member of the Governance and Nominating Committee

Jeff Hackman

Mr. Hackman, age 64, has served as a director and Chief Executive Officer of Fennec since August 2024. Mr. Hackman served as Chief Executive Officer and as Chairman of the board of directors for Comera Life Sciences and Legacy Comera from May of 2022 and September of 2021, respectively, through August 2024. Prior to joining Legacy Comera, he was President of U.S. Operations from 2019 to 2021 for EUSA Pharma, a global pharmaceutical company focused on cancers and rare diseases. Previously, from 2017 to 2018, Mr. Hackman filled several roles at Aegerion Pharmaceuticals Inc., a biopharmaceutical company, finishing as acting CEO of its parent company, Novelion Therapeutics Inc. (NVLNF). Under his leadership, Novelion reached profitability. He joined Novelion from Shire Inc., a biopharmaceutical company, where he had been Senior VP and Head of U.S. Internal Medicine / Oncology Franchise from 2016 to 2017. Previously, he established the North American oncology commercial division for Baxalta, a biopharmaceutical company, following two years leading US commercial operations for Sigma Tau, a research-based pharmaceutical company. He has also held senior roles in several other pharmaceutical companies.

We believe that Mr. Hackman is well qualified to serve as our Chief Executive Officer and as a director due to his extensive industry experience in senior management and leadership positions.

Robert Andrade

Mr. Andrade, age 51, has served as Chief Financial Officer since November 2015. Mr. Andrade was previously Chief Financial Officer and Director of Fennec from September 2009 until August 2013. In addition to his role with Fennec, Mr. Andrade was a private investor in 2015, and a senior analyst at Magnetar Capital from 2013 - 2014. Mr. Andrade graduated from University of Southern California, where he earned a Masters of Arts degree and Bachelor of Arts degree in economics.

Dr. Pierre Sayad

Dr. Sayad, age 51, is an accomplished biopharmaceutical executive with more than 22 years of proven success building and leading world-class organizations. During his tenure in the industry, Dr. Sayad has launched nine novel drugs across 14 therapeutic areas, including oncology (both solid tumors and hematologic malignancies) and neuroscience (depression, schizophrenia, bipolar and attention-deficit/hyperactivity disorder). Trained as a molecular physiologist, Pierre has been heavily involved in the successful commercial launches of several drugs, including oncology drugs at Onyx Pharmaceuticals, Karyopharm Therapeutics, Oncopeptides, and CTI BioPharma, and Eli Lilly and Company’s blockbuster neuroscience drugs. Pierre most recently served as chief operating officer and interim chief medical officer at Zephyr Labz. He also held senior leadership positions at the International Myeloma Foundation and Campbell Alliance. Dr. Sayad is a graduate of the School of Medicine, Loma Linda University, as well as Harvard Business School.

Chris A. Rallis

Mr. Rallis, age 72, has served as a director of Fennec since August 2011. Mr. Rallis has been an executive-in-residence at Pappas Capital, a life science venture capital firm since January 2008. Previously, Mr. Rallis was the President and Chief Executive Officer of ImmunoBiosciences, Inc. (“IBI”), a vaccine technology company formerly located in Raleigh, North Carolina from April 2006 through June 2007. Prior to joining IBI, Mr. Rallis served as an executive in residence (part-time) for Pappas Capital, and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer (“COO”) and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13 year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the board of Lung Cancer Initiative of NC, located in Raleigh, North Carolina. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University. As a result of these and other professional experiences, Mr. Rallis possesses particular healthcare industry knowledge and experience which strengthens the Board’s collective qualifications, skills, and experience.

Dr. Marco Brughera

Dr. Brughera, age 70, has been a director of Fennec since August 2016. Currently, he is the founder at Brucon srls and Strategic Advisor at Essetifin. From 2011 until 2021, Dr. Brughera had been CEO of Lediant Biosciences and has held several positions for the Sigma-Tau Group, including CEO and Global Head of Sigma Tau Rare Disease, President of Sigma-Tau Research and President of Sigma-Tau Pharmaceuticals. He drove the commercial revival of a lead oncology product line resulting in its successful sale for a total of around $900M. He also successfully out-licensed the Defibrotide US rights to Jazz Pharmaceuticals and the product Recovi to Chiesi Pharmaceuticals.. From 2004 to 2010, Dr. Brughera served as the Vice President of Preclinical Development at Nerviano Medical Sciences (NMS), a pharmaceutical oncology-focused integrated discovery and development company. He also served as the Managing Director at Accelera, an independent contract research organization with the NMS Group. From 1999 to 2004, Dr. Brughera held several senior level positions in the areas of research and development with Pharmacia and Pfizer. Prior to 1999, he held various positions at Pharmacia & Upjohn and Farmitalia Carlo Erba SpA, an Italian pharmaceutical company. He currently serves on the Board of Leadiant Biosciences Inc and Limited; advisor and biotech champion at Indaco Ventures Partners SGR. Previously was a Board member of Gentium, Exelead, Soligenix, Lee’s Pharmaceuticals and Naicons.

Dr. Brughera earned his degree in veterinary medicine from the University of Milan and is a European Registered Toxicologist. Dr. Brughera has wide-spread experience and knowledge of pharmaceutical drug development in international companies. His scientific and business knowledge in particular in the oncology and orphan drug space deepens the board’s collective qualifications, skills and experience.

Dr. Khalid Islam

Dr. Islam, age 70, has been a director of Fennec since April 2014 and is our current Chairman of the Board. Dr. Islam was the Chairman and CEO of Gentium S.p.A. (a Nasdaq-listed company; 2009-2014) where he led the transition from a loss-making to a cash-flow positive and profitable company. Under his leadership, the company value increased from US$25 million leading to a successful all cash US$1 billion merger with Jazz Pharmaceuticals, plc. Subsequent to the sale of Gentium, Dr. Islam has been involved from both an advisory and board level in several public and private healthcare related companies. From 1999-2008, Dr. Islam was President and CEO of Arpida AG where he transitioned the early-stage start-up to a SWX-listed company and raised US$300 million in the IPO and follow-ons. From 1987-1999, he held various positions in HMR & MMD (now Sanofi-Aventis). From 1977-1987, Dr. Islam worked in academia at Imperial College (Univ. of London) and in Milan University, where he was a contract professor. Dr. Islam is a graduate of Chelsea College and received his Ph.D. from Imperial College, University of London. He holds several patents and has published over 80 articles in leading journals. He is an advisor to the venture group Kurma Biofund (Paris). He is a founder/co-founder of Gain Therapeutics Inc. (GANX), Sirius Healthcare Partners GmbH (Zurich), PrevAbr LLC (D.C.), BioAim LLC (L.A.) & Life Sciences Management GmbH (Zug). Dr. Islam is Board Chair at Minoryx Therapeutics (Spain) and Gain Therapeutics Inc. (GANX), a public company. In the past, he has served on the Board of Directors of Immunomedics (USA), Processa Pharmaceuticals (PCSA), Pcovery Aps (Denmark), Adenium Aps (Denmark), C10 Pharma AS (Norway), Karolinska Development (KDEV, Sweden) and MolMed S.p.A. (MLMI, Italy). Dr. Islam’s extensive international pharmaceutical expertise in transitioning companies from development to production strengthens the Board’s collective qualifications, skills and experience.

Dr. Jodi Cook

Dr. Cook, age 58, has been a director of Fennec since September 2019. Dr. Cook is currently CEO of Skylark Bio Inc, an early-stage Company working on gene therapy for genetic disorders. Dr. Cook previously served as SVP and Head of Gene Therapy Strategy at PTC Therapeutics from August 2018 until February 2020. Previously she was one of the founding members and Chief Operating Officer of Agilis Biotherapeutics, a clinical-stage company focused on gene therapies for rare diseases of the central nervous system, from December 2013 until its acquisition by PTC Therapeutics in August 2018. While at Agilis she led the sale of the company to PTC in a deal that represented significant value to all parties. Dr. Cook’s career spans a wide range of experiences including VP of Clinical Research at InSound Medical and Director of Audiology at Songbird Hearing, both successful biotech start-up companies within the hearing industry. She has been Assistant Professor of Audiology and Director of the Hearing Aid Program at Mayo Clinic. Dr. Cook earned a BA from Loyola University in Maryland, M.Aud. from University of South Carolina, and PhD from Arizona State University in Hearing Science. She completed a clinical fellowship at Johns Hopkins School of Medicine in Baltimore, MD. Her extensive scientific, clinical and executive business experience strengthens the Board’s collective qualifications, skills and expertise.

Appointment of Auditors

Haskell & White LLP have served as the Corporation’s auditors since May 12, 2017. Shareholders will be asked to vote for the appointment of Haskell & White LLP as auditors of the Corporation for the year ending December 31, 2026, or until a successor is duly elected or appointed, at a remuneration to be fixed by the Board of Directors. Approval of the ordinary resolution requires the affirmative vote of a majority of the votes cast in respect thereof by holders of Common Shares represented at the Meeting. The person designated in the enclosed form of proxy intends to vote FOR the appointment of Haskell & White LLP as auditors of the Corporation, unless instructed otherwise.

The Board unanimously recommends that Shareholders vote FOR the appointment of Haskell & White LLP as auditors of the Corporation at the Meeting. The persons named in the enclosed form of proxy will vote FOR the appointment of Haskell & White LLP as auditors of the Corporation until the end of the next annual meeting of the Shareholders or until a successor is duly elected or appointed and the authorization of the directors to fix their remuneration, unless a Shareholder has specified in the proxy that his or her Common Shares are to be voted against or abstained from voting in respect thereof.

Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

As described above under the heading “Advisory Vote on Executive Compensation,” in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This “Advisory Vote on the Frequency of Advisory Votes on Executive Compensation” affords Shareholders the opportunity to cast an advisory vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy materials for that meeting. Shareholders may vote to have the advisory vote on executive compensation occur every year, every two years, or every three years.

Our Shareholders voted on a similar proposal in 2019 with the majority voting to hold the advisory vote on executive compensation every year. We continue to believe that advisory votes on executive compensation should be conducted every year so that our Shareholders may annually express their views on our executive compensation program.

This vote is advisory and therefore not binding on the Corporation, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by Shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation.

It is expected that the next advisory vote on the frequency of advisory votes on executive compensation will occur at our 2032 annual meeting of shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

The Board unanimously recommends that Shareholders vote to hold an advisory vote on executive compensation every 1 YEAR. The persons named in the enclosed form of proxy will vote to hold an advisory vote on executive compensation every 1 Year, unless a Shareholder has specified in the proxy that his or her Common Shares are to be voted to hold an advisory vote on executive compensation every 2 Years or 3 Years or are abstained from voting in respect of the frequency of advisory votes on executive compensation.

SPECIAL MATTERS

Amendments to Equity Incentive Plan

Fennec’s 2020 Equity Incentive Plan, as amended (the “Equity Incentive Plan”) is designed to align the interests of participants with those of Shareholders by offering performance-based compensation linked to the long-term value of Fennec Common Shares.

The total number of Common Shares that may be the subject of awards and issued under the Equity Incentive Plan, together with our prior stock option plan which was last approved by our Shareholders on June 19, 2019 (the “Prior Plan”), is  currently 8,500,000 Common Shares (excluding for this purpose any Common Shares issued under the Equity Incentive Plan or the Prior Plan prior to June 3, 2025).

As of April 13, 2026:

•	2,538,833 Common Shares have been issued pursuant to the exercise of stock options under the Equity Incentive Plan, and 780,137 Common Shares have been issued in connection with the vesting of RSUs awarded under the Equity Incentive Plan.
•	7,210,759 stock options and 249,040 RSUs are outstanding.
•	1,417,701 Common Shares are available for issuance pursuant to the exercise of any option grants or issuance pursuant to other awards under the Equity Incentive Plan.

Further information on the Corporation’s Equity Incentive Plan can be found on pages 21 to 29 of this circular, including, for the most recent fiscal year, details on the burn rate, overhang and dilution measures.

Based on the limited number of Common Shares available for issuance pursuant to the exercise of any future stock option grants or pursuant to any other equity awards under the Equity Incentive Plan, the burn rate, and the Corporation’s practices for granting stock options and other equity awards, it is proposed that the number of Common Shares available for issuance be increased to 10,000,000 Common Shares, excluding any Common Shares issued under the Equity Incentive Plan or the Prior Plan prior to June 10, 2026. This limit increase is expected to provide a sufficient number of Common Shares for issuance under the Equity Incentive Plan for the foreseeable future.

After giving effect to the proposed increase, the total number of Common Shares that will be available for issuance under the Equity Incentive Plan (including to satisfy the exercise of currently outstanding stock options and RSU awards), after deducting the Common Shares previously issued pursuant to the exercise of options and vesting of RSUs under the Equity Incentive Plan, will be 10,000,000, excluding any Common Shares issued under the Equity Incentive Plan or the Prior Plan prior to June 10, 2026. This represents approximately 28.81% of the total issued and outstanding Common Shares (and approximately 22.36% on a fully diluted, after issued basis) as of April 13, 2026.

On April 27, 2026, the Corporation’s board of directors approved, subject to the approval of the Corporation’s Shareholders, amending the Equity Incentive Plan to increase the number of Common Shares available for issuance under the Equity Incentive Plan (excluding Common Shares issued prior to the date of the Meeting pursuant to the exercise of options and vesting of RSUs) to 10,000,000 Common Shares (excluding for this purpose the Common Shares issued under the Equity Incentive Plan or the Prior Plan prior to June 10, 2026), representing approximately 28.81% of the total issued and outstanding Common Shares (and approximately 22.36% on a fully diluted, after issued basis) as of the date of this circular.

The board of directors therefore recommends that Shareholders, other than the Eligible Insiders (defined below), approve the following resolutions:

“BE IT RESOLVED THAT:

1. 1.The following amendment to the first sentence of Section of 3(a) of the Corporation’s Equity Incentive Plan is hereby approved, ratified and confirmed:

“Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan,

together with the Prior Plan, shall be limited to 10,000,000 Common Shares, excluding for this purpose any Shares issued under this Plan or the Prior Plan prior to June 10, 2026.”

2.	any officer of the Corporation be and is hereby authorized to do all such things and to sign, execute and deliver any and all documents and instruments as may be necessary or advisable in order to give effect to this resolution.”

The Equity Incentive Plan does not limit the participation of insiders. Votes attached to the securities held by all insiders eligible to participate in the Equity Incentive Plan (the “Eligible Insiders”) will be excluded from voting on the above resolution. Accordingly, Shareholders, other than the Eligible Insiders, will be asked to approve the amendments to the Equity Incentive Plan as described above, such amendments requiring approval by a simple majority of votes cast. As of the record date, Eligible Insiders hold 766,153 Common Shares, which shares will be excluded from the vote.

The board recommends voting FOR the proposed amendments to the Equity Incentive Plan.  The persons named in the enclosed form of proxy will vote FOR the proposed amendments to the Equity Incentive Plan, unless a Shareholder has specified in the proxy that his or her Common Shares are to be voted against or abstained from voting in respect thereof.

Approval of 2026 Equity Inducement Plan

On February 25, 2026 the Corporation’s board of directors adopted the Fennec Pharmaceuticals Inc. 2026 Equity Inducement Plan (the “2026 Equity Inducement Plan”). The maximum number of Common Shares reserved and available for issuance under the 2026 Equity Inducement Plan is limited to 600,000 Common Shares, which represents approximately 1.73% of the currently issued and outstanding Common Shares of the Company.  We are asking Shareholders to approve the 2026 Equity Inducement Plan so that options granted thereunder may qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”).

The purpose of the 2026 Equity Inducement Plan is to encourage and enable employees of the Corporation and its affiliates who are expected to contribute to the success of the Corporation to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation’s welfare will assure a closer identification of their interests with those of the Corporation and its Shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.

All awards under the 2026 Equity Inducement Plan are intended to qualify as an inducement award as described in Nasdaq

Listing Rule 5635(c)(4) or any successor provision of such listing rule.

As of the Record Date, the Corporation has granted 377,500 options under the 2026 Equity Inducement Plan and a further 232,500 Common Shares (representing approximately 0.64% of the currently issued and outstanding Common Shares) are available for issuance pursuant to inducement awards under the 2026 Equity Inducement Plan.

The board of directors does not grant inducement awards according to a prescribed formula or target. The Corporation recommends to the Compensation Committee the proposed recipients of such awards and the proposed award size, taking into consideration such factors as their position, scope of responsibility and qualifications, the value of the awards in relation to other elements of the individual’s total compensation and shareholdings, and market information.  In determining the size of the awards the Compensation Committee may consider their payout and the competitiveness of the Corporation’s total compensation relative to comparable companies in addition to the recommendation of the Corporation.

The board of directors believes the granting of inducement awards as a component of compensation allows us to align the interests of new hires who are selected to receive awards with those of our Shareholders. The 2026 Equity Inducement Plan is designed to enable us to formulate and implement a compensation program for new hires that will attract, motivate and retain employees who we expect will contribute to our success. The board of directors believes that awards granted pursuant to the 2026 Equity Inducement Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of our Common Shares be authorized for awards under the 2026 Equity Inducement Plan.

Description of the 2026 Equity Inducement Plan

The major features of the 2026 Equity Inducement Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2026 Equity Inducement Plan, which is attached to this circular as Schedule “B”.

Plan Shares. The maximum number of Common Shares that may be issued in connection with any awards granted under the 2026 Equity Inducement Plan is limited to 600,000 Common Shares. Common Shares that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of Common Shares or otherwise terminated (other than by exercise) are added back to the Common Shares available for issuance under the 2026 Equity Inducement Plan.

Administration. The 2026 Equity Inducement Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2026 Equity Inducement Plan.

Eligibility. Only newly hired employees are eligible to participate in the 2026 Equity Inducement Plan, as selected by the Compensation Committee.

Stock Options. The 2026 Equity Inducement Plan permits the granting of (i) options to purchase Common Shares intended to qualify as incentive stock options under Section 422 of the Code (if approved by the Shareholders at the Meeting); and (ii) options that do not so qualify. Options granted under the 2026 Equity Inducement Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Shares on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Capital Market on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure, without  approval of the Shareholders.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant, provided that, if the end of such period for any vested option falls on, or within nine trading days immediately following, a date upon which the optionee is prohibited from exercising such option due to a black out period or other trading restriction imposed by the Corporation, then the expiry date of such option shall be automatically be the tenth trading day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the

Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2026 Equity Inducement Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of Common Shares that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature that reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Shares on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified restricted period.

During the vesting period, restricted stock awards may be credited with dividend equivalent rights, but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria or service shall not be paid unless and until such conditions are satisfied.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock (or cash, if so provided in the specific award) subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with the Corporation through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2026 Equity Inducement Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2026 Equity Inducement Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions. The 2026 Equity Inducement Plan provides that upon the effectiveness of a “sale event,” as defined in the 2026 Equity Inducement Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, upon the effective time of the sales event the 2026 Equity Inducement Plan and all outstanding awards that remain unexercised or settled will terminate. When a sales event occurs and outstanding awards are not assumed, substituted or continued, except as may be otherwise specifically provided in an award certificate, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested or exercisable immediately prior to the effective time of the sale event may become fully vested and exercisable as of the effective time of the sale event at the discretion of the Compensation Committee, all other awards with time-based vesting, conditions or restrictions may become fully vested and non-forfeitable as of the effective time of the sale event at the discretion of the Compensation Committee, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in an award certificate. In addition, the Corporation may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration paid in the sales event and the exercise price of the options or stock appreciation rights. The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration paid in the sales event multiplied by the number of vested shares under such awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2026 Equity Inducement Plan requires the Compensation Committee to make appropriate adjustments to certain limits in the 2026 Equity Inducement Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2026 Equity Inducement Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have their tax withholding obligations satisfied by authorizing the Corporation to withhold shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2026 Equity Inducement Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq or TSX rules any amendments that materially change the terms of the 2026 Equity Inducement Plan will be subject to approval by our Shareholders. Amendments shall also be subject to approval by our Shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options. Subject to any additional requirements of the rules of Nasdaq or the TSX, the following amendments to the 2026 Equity Inducement Plan or awards issued thereunder shall not be made without the prior approval of Nasdaq or the TSX, and approval of the Shareholders: (i) increasing the maximum number of Common Shares issuable under the 2026 Equity Inducement Plan; (ii) a reduction in the exercise price of any Stock Options or Stock Appreciation Rights held by insiders; (iii) an extension to the term of Stock Options or Stock Appreciation Rights held by insiders; and (iv) amendments to amending provision of the 2026 Equity Inducement Plan. Examples of the amendments that may be made by the Board without shareholder approval include, without limitation, amendments related to (a) the vesting provisions of the 2026 Equity Inducement Plan or any award granted under the 2026 Equity Inducement Plan, (b) the early termination provisions of the 2026 Equity Inducement Plan or any option granted under the 2026 Equity Inducement Plan, (c) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of participants, and the subsequent amendment of any such provision which is more favorable to such participants, (d) the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Common Shares reserved for issuance under the 2026 Equity Inducement Plan, (e) changing the maximum percentage of Common Shares which are reserved for issuance under the 2026 Equity Inducement Plan to a maximum number of Common Shares not exceeding the number of Common Shares which then represents the maximum percentage previously approved by the Corporation’s security holders; (f) the suspension or termination under applicable laws (including, without limitation, the rules, regulations and policies of Nasdaq or the TSX); and/or (g) general housekeeping matters.

Vote Required

Shareholder approval of the 2026 Equity Inducement Plan is being sought so that options granted thereunder may qualify as incentive stock options under section 422 of the Code. Shareholders will be asked to consider and, if deemed advisable, to approve, with or without amendment, the 2026 Equity Inducement Plan resolution below (the “2026 Equity Inducement Plan Resolution”):

“BE IT RESOLVED, as an ordinary resolution of the Shareholders of Fennec Pharmaceuticals Inc. (the “Corporation”), that:

1. The Fennec Pharmaceuticals Inc. 2026 Equity Inducement Plan, as set out in Schedule “B” to the Corporation’s 2026 Management Information Circular (the “2026 Equity Inducement Plan”) be and is hereby approved;

2. For the purpose of permitting the issuance of Common Shares in the capital of the Corporation pursuant to the exercise of options under the 2026 Equity Incentive Plan, there are hereby set aside, reserved and kept available for issue thereunder, including with respect to options that are intended to qualify as incentive stock under Section 422 of the United States Internal Revenue Code of 1986, as amended, 600,000 Common Shares; and

3. Any one or more directors or officers of the Corporation are hereby authorized, for and on behalf of the Corporation, to execute and deliver all such documents and do all such other acts or things as such person may determine to be necessary or advisable to give effect to this resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such document.”

To be effective, the 2026 Equity Inducement Plan Resolution must be passed by a simple majority of the votes cast thereon by the Shareholders present in person (by participating through the virtual meeting website) or by proxy at the Meeting.

The Board recommends voting FOR the approval of the 2026 Equity Inducement Plan. The persons named in the enclosed form of proxy will vote FOR the 2026 Equity Inducement Plan, unless a Shareholder has specified in the proxy that his or her Common Shares are to be voted against or abstained from voting in respect thereof.

EXECUTIVE COMPENSATION

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation.

The following information is presented to disclose the relationship between executive “compensation actually paid” or CAP, as calculated under applicable SEC rules, and the Corporation’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Corporation’s principal executive officer (“PEO”), Mr. Hackman and the former principal executive officer (“Former PEO”) Mr. Raykov, and (ii) the Corporation’s NEOs other than Mr. Hackman and Mr. Raykov (collectively, “Non-PEO NEOs”), on an average basis. The Corporation’s PEO and the Non-PEO NEOs receive time-based RSU awards and their total compensation is not tied to any specific company performance measures.

							Average
							Summary	Average	Value of
							Compensation	Compensation	Initial Fixed $100
							Total for	Actually Paid to	Investment	Net
	Summary Compensation Table Total for PEO[1]			Compensation Actually Paid To PEO[2]			Non-PEO	Non-PEO	Based On Total	Income
Year	PEO		Prior PEO	PEO		Prior PEO	NEOs[3]	NEOs[4]	Shareholder Return[5]	(millions)[6]
(a)		(b)			(c)		(d)	(e)	(f)	(g)
2025	1,715,227		-	815,456		-	4,124,912	2,919,877	103	(9,741)
2024	1,611,861		3,238,461	1,866,208		1,960,657	1,122,451	979,998	85	(436)
2023			2,497,849			4,526,511	1,234,679	2,036,284	151	(16,045)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Hackman, the Corporation’s current Chief Executive Officer (who joined the company in Augus 2024) and Mr. Raykov, the former Chief Executive Officer, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of CAP as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hackman and Mr. Raykov during the applicable year as it includes changes in the value of stock compensation for awards which remained unvested at the end of the applicable year. The following table details the applicable adjustments that were made to determine CAP:

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

							Add: Change in
							Value as of
						Add: Change in	Vesting Date
			Deduct: Stock	Add: Fair Value of	Add: Fair Value of	Fair Value of	of Equity Awards
		Summary	Compensation	of Equity Awards	of Equity Awards	Outstanding and	Granted in
		Compensation	Included	Granted in Fiscal year	Granted and Vested	Unvested Equity	Prior Years
		Table	in Summary	and Unvested	in Fiscal Year	Awards granted	which Vested	Compensation
Fiscal Year	Executive(s)	Total	Compensation	as of Year-End		in Prior Fiscal Years	in Fiscal Year	Actually Paid
			(a)	(b)	(c)	(d)	(e)
2025	PEO	1,715,227	1,111,755	803,487	385,000	(881,358)	(95,144)	815,456
2025	Non-PEO NEOs	4,124,912	2,357,055	1,034,487	1,309,000	(1,305,418)	113,952	2,919,877
2024	PEO	1,611,861	1,386,862	1,641,208	-	-	-	1,866,208
2024	Prior PEO	3,238,461	1,606,792	632,000	679,750	-	(982,763)	1,960,657
2024	Non-PEO NEOs	1,122,451	602,826	662,476	-	(63,392)	(138,710)	979,998
2023	Prior PEO	2,497,849	1,655,873	2,283,329	-	(618,750)	2,019,956	4,526,511
2023	Non-PEO NEOs	1,234,679	856,335	1,244,623	-	(19,094)	432,411	2,036,284

(a)	The grant date fair value of equity-based awards, as reported in the Summary Compensation Table.

(b)	The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year.

(c)	For awards granted and vested in the current fiscal year, the amount equals the fair value at the vesting date.

(d)	The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year.

(e)	For awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value

(3)	The dollar amounts represent the average Summary Compensation Table totals for the non-PEO NEOs. The non-PEO NEOs during the calendar year 2024 were Mr. Andrade, the Corporation’s Chief Financial Officer and effective October 28, 2024, Mr. Sayad, the Corporation’s Chief Medical Officer. The non-PEO NEOs during the calendar year 2023 were Mr. Andrade, the Corporation’s Chief Financial Officer Mr. Haigh, the Corporation’s former Chief Operating Officer, who resigned on June 30, 2024. The Non-PEO NEO during the calendar year 2022 was Mr. Andrade.

(4)	Represents CAP for non-PEO NEOs. The amounts shown do not reflect the actual compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with SEC rules, adjustments were made to determine the CAP using the same methodology described in the footnotes above.

(5)	Calculated based upon the closing price of a share of the Corporation’s common stock on the last day of its 2024 2023, 2022 fiscal years, which prices were $6.32, $11.22, $9.60, $4.40, respectively.

(6)	Refer to Corporation’s Consolidated Statements of Operations as presented in its Annual Report on Form 10-K filed on March 27, 2026.

Relationship Between Compensation Actually Paid, TSR, and Net Income (Loss)

The amounts of CAP shown in the above Pay versus Performance Table have been calculated as required by Item 402(v) of SEC Regulation S-K. Such calculated amounts do not represent the actual amount of compensation earned by or paid to such individuals in the fiscal years shown. Item 402(v) also requires that the Corporation’s total shareholder return (“TSR”) and net income(loss) for each of the fiscal years shown be included in the Pay versus Performance Table as performance measures. While the Compensation Committee considers TSR and net income (loss) in determining executive compensation, the Committee also utilizes various other performance measures in seeking to align executive compensation with the non-PEO NEOs’ performance as well as certain subjective measures, all as described in more detail under “Compensation Discussion and Analysis (CD&A).”

The Compensation Committee of the Board of Directors of the Corporation does not have a policy or practice of evaluating cumulative total shareholder return as part of its determination of compensation decisions for Named Executive Officers. As noted in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee reviews various compensation metrics to ensure the competitiveness of its executive compensation. The Compensation Committee determines on an annual basis the relevant objectives and goals that drive each of the Named Executive Officer’s compensation. While the Corporation’s financial condition and share price are measurements that the Corporation utilizes in evaluating the relevant objectives, the Compensation Committee also considers the advancement of the Corporation’s product candidates, both preclinical and clinical, as well as the achievement of corporative objectives, including financings, partnerships and other business development.

Summary Compensation Table

The following table sets out certain information respecting the compensation paid to our Chief Executive Officer, our Chief Financial Officer and Chief Medical Officer (collectively, “Named Executive Officers”) for the fiscal years ended December 31, 2025 and December 31, 2024.

				Restricted Share	Performance Share	Option
Name and Principal Position	Year	Salary ($)	Bonus ($)	Unit Awards ($)	Unit Awards ($)	Awards ($) (1)	Total ($)
Jeffrey Hackman, CEO	2025	586,343	45,833	487,500	399,600	202,878	1,722,154
	2024	225,000	-	-	-	1,386,862	1,611,862
Robert Andrade, CFO	2025	482,095	70,551	487,500	630,000	202,878	1,873,024
	2024	463,553	494,446	356,000	-	447,396	1,761,395
Pierre S. Sayad, CMO	2025	464,081	-	65,000	246,000	-	775,081
	2024	81,250	-	-	-	402,256	483,506

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Dollar value amounts are based on individual grants to each of Mr. Hackman, Mr. Andrade, and Mr. Sayad of 400,000, 100,000, and 150,000 options, respectively. Such option grants were received on August 15, 2024, for Mr. Hackman, May 16, 2024, for Mr. Andrade, and November 13, 2024, for Mr. Sayad. The August grant has a strike price of $5.58, the May grant has a strike price of $7.12 and the November grant has a strike price of $4.23. On May 16, 2024, Mr. Andrade was also awarded 50,000 Restricted Share Units. All option grants expire 10 years after the applicable grant date. All equity awards vest in the following manner: one-third of these options shall vest and may be exercised one year after the grant date (the “Vesting Commencement Date”). The remaining two-thirds of the options shall vest monthly at a rate of 1/24th of the remaining grant and shall be exercisable as of the last day of each following month after the Vesting Commencement Date. As of the third anniversary of the grant date, all of the options shall be vested.

Jeff Hackman

Mr. Hackman has been employed by us since August 2024. Pursuant to an employment agreement dated August 5, 2024 between Mr. Hackman and Fennec, Mr. Hackman is employed as our Chief Executive officer and: (a) received an initial salary of $550,000, subject to annual adjustment by our Board of Directors, (b) may receive annual bonuses at the sole discretion of the Board. If Mr. Hackman’s employment terminates due to a change of control of Fennec, Mr. Hackman’s remaining unvested equity shall immediately vest and be fully exercisable. If Mr. Hackman is dismissed from employment by us for any reason other than “for cause,” we are obligated to pay Mr. Hackman severance compensation equal to twelve months of salary. The initial term of the agreement was for one year and the agreement automatically extends for additional one-year periods unless terminated by either party in accordance with the agreement. Effective March 1, 2026, Mr. Hackman’s salary is $615,083 per year.

Robert Andrade

Mr. Andrade has been employed by us since November 2015. Pursuant to an employment agreement dated November 13, 2015, Mr. Andrade is employed as our Chief Financial Officer and: (a) received an initial annual salary in the amount of $165,000, and (b) may receive annual bonuses at the sole discretion of the Board. If Mr. Andrade’s employment terminates due to a change of control of Fennec, Mr. Andrade’s remaining unvested equity shall immediately vest and be fully exercisable. If Mr. Andrade is dismissed from employment by us for any reason other than “for cause,” we are obligated to pay Mr. Andrade severance compensation equal to nine months of salary. Effective March 1, 2026, Mr. Andrade’s salary is $476,922 per year.

Pierre Sayad

Dr. Sayad has been employed by us since October 2024. Pursuant to the terms of Dr. Sayad’s Executive Employment Agreement, his initial base annualized salary will be at a rate of $450,000, subject to review and increase from time to time by the Company in its sole discretion. If Mr. Sayad’s employment terminates due to a change of control of Fennec, Mr. Andrade’s remaining unvested equity shall immediately vest and be fully exercisable. If Mr. Sayad is dismissed from employment by us for any reason other than “for cause,” we are obligated to pay Mr. Sayad severance compensation equal to nine months of salary. Effective March 1, 2025, Mr. Sayad’s salary is $472,500 per year.

In addition to their employment agreements, Mr. Hackman, Mr. Andrade and Dr. Sayad and are a party to a confidentiality and intellectual property agreement with the Corporation.

In the employment agreements for each of Mr. Hackman,  Mr. Andrade and Dr. Sayad, “for cause” is generally defined as (1) material breach of the terms of the employment or intellectual property agreements; (2) failure to perform the duties inherent in their position in good faith and in a reasonable and appropriate manner; or (3) acts of fraud or embezzlement or other intentional misconduct which adversely affects our business.

Payments on Termination

The following table provides details regarding the estimated incremental payments from us to each of the Named Executive Officers assuming termination without cause on December 31, 2025.

Name	Severance	Estimated Bonus	Value of benefits
Jeff Hackman, CEO	$586,343	$293,172	$879,515
Robert Andrade, CFO	$361,572	$144,628	$506,200
Pierre Sayad, CMO	$348,061	$139,224	$487,285

Payments on Change of Control

The following table provides details regarding the estimated incremental payments from the Corporation to each of the current Executive Officers upon change of control.

	Change of Control
Name	Multiple	Estimated Bonus(1)	Value of benefits
Robert Andrade, CFO	1.25 X	$626,945	$626,945

Equity Grants, Exercises and Holdings

The following table sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2025. All executive awards, with the exception of those expiring March 31, 2033, June 2, 2031 and August 7, 2033, are exercisable immediately. Grants expiring December 20, 2031 fully vested upon FDA approval of PEDMARK®. Our current stock option plan provides for equity awards and grants denominated in US and CAD dollars.

	Number of Options
Name	Granted	Exercisable	Option Exercise Price		Expiration Date
Jeffrey Hackman, CEO	400,000.00	188,891	USD$	5.58	08/15/2034
	50,000.00	—	USD$	6.50	03/28/2035
Robert Andrade, CFO	75,000.00	34,184	USD$	2.45	07/05/2026
	50,000.00	41,780	USD$	5.10	06/27/2027
	50,000.00	50,000	USD$	8.38	02/06/2028
	80,000.00	80,000	USD$	4.83	04/04/2029
	125,000.00	125,000	USD$	6.93	05/15/2030
	100,000.00	100,000	USD$	7.53	06/02/2031
	75,000.00	75,000	USD$	4.08	12/20/2031
	75,000.00	70,834	USD$	8.32	03/31/2033
	100,000.00	55,558	USD$	7.12	05/16/2034
	50,000.00	—	USD$	6.50	03/28/2035
Pierre S. Sayad, CMO	150,000.00	58,334	USD$	4.23	11/13/2034

Executive Incentive Plan Awards – Value Vested or Earned During the Year

The following table details the value of executive options on the vesting date that vested during 2025.

		Option-Based Awards	Non-Equity Incentive Plan
	Number of Options	Value Vested During the Year	Compensation – Value Earned
Name	Vested During Year	(USD$)(1)	During the Year (USD$)
Jeff Hackman	188,891	$530,869	$—
Robert Andrade	80,554	21,869	—
Pierre Sayad	58,334	203,961	—
Total	327,779	$756,699	$—

(1)	The value of the vested option-based awards represents the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date. The dollar value was computed by determining the difference between the closing market price of the Common Shares on the Nasdaq at the deemed exercise on the vesting date and the exercise price.

Compensation of Directors

Director Compensation Table

The following table summarizes the compensation earned by our non-executive directors for the year ended December 31, 2025.

Name	Fees paid in Cash	Stock Awards	Option Awards(1)(3)	Total
Mr. Raykov(2)	—	—	—	—
Dr. Islam	100,000	—	114,019	214,019
Dr. Brughera	77,500	—	91,215	168,715
Dr. Cook	62,500	—	91,215	153,715
Mr. Rallis	82,500	—	91,215	173,715
Total	$322,500	$—	$387,664	$710,164

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	On April 27, 2026, Mr. Raykov notified the Corporation of his desire to retire from the Board and that he will not stand for re-election at the Meeting.
(3)	Detail of grants are presented in the following table:

			Option Exercise Price
Name	Date of Grant	Number of Options Granted	$USD
Mr. Rallis	June 03, 2025	20,000	7.88
Dr. Brughera	June 03, 2025	20,000	7.88
Mr. Raykov(1)	June 03, 2025	—	—
Dr. Islam	June 03, 2025	25,000	7.88
Dr. Cook	June 03, 2025	20,000	7.88
Total		85,000

(1)	On April 27, 2026, Mr. Raykov notified the Corporation of his desire to retire from the Board and that he will not stand for re-election at the Meeting.

The annual compensation considerations for non-executive directors also include the awarding of stock options. We believe that granting of options to the non-executive directors serves three primary purposes: (1) to recognize the significant time and effort commitments of being a member of our Board; (2) to provide long-term incentives for future efforts since the value of the options is directly dependent on our market valuation; and (3) to retain quality individuals. When determining whether and how many new option grants will be made, the Compensation Committee takes into account the amount and terms of any outstanding options. We do not require our non-executive directors to own a specific amount of our common shares.

Each of the current non-executive directors, Mr. Islam, Dr. Brughera, Dr. Cook, Mr. Raykov, and Mr. Rallis, have entered into an Independent Director Agreement with the Corporation, which provides for cash compensation as set forth by the Compensation Committee commensurate with that member’s responsibilities. The Compensation Committee may also remunerate members in the form of a grant of options to purchase shares of our common shares. The options immediately vest when granted and are otherwise subject to the terms and conditions of our stock option plan, as amended. The Independent Director Agreements also provide for the reimbursement of such director’s reasonable travel and related expenses incurred in the course of attending board meetings.

Equity Grants, Exercises and Holdings

The following table sets forth information concerning the number and value of unexercised options held by each non-executive director as of December 31, 2025. All director awards vest and are exercisable immediately.

Non-Executive Director Outstanding Equity Awards at December 31, 2025

				Value of
	Number of Securities		Option	Unexercised in
	Underlying Unexercised	Option	Expiration	the-Money
Name	Options (#) Exercisable	Exercise Price (USD$)	Date	Options (USD$)(1)
Mr. Rallis	14,344	2.44	6/9/2026	75,449
	20,000	5.10	6/27/2027	52,000
	20,000	10.93	6/8/2028	-
	20,000	4.26	6/18/2029	68,800
	20,000	6.17	8/13/2030	30,600
	20,000	7.52	6/29/2031	3,600
	20,000	5.59	6/14/2032	42,200
	20,000	8.78	6/12/2033	-
	20,000	5.58	8/15/2034	42,400
	20,000	7.88	6/3/2035	-
Dr. Islam	25,000	5.10	6/27/2027	65,000
	25,000	10.93	6/8/2028	-
	25,000	4.26	6/18/2029	86,000
	25,000	6.17	8/13/2030	38,250
	25,000	7.52	6/29/2031	4,500
	25,000	5.59	6/14/2032	52,750
	25,000	8.78	6/12/2033	-
	25,000	5.58	8/15/2034	53,000
	25,000	7.88	6/3/2035	-
Dr. Brughera	35,545	2.11	12/30/2026	198,697
	20,000	5.10	6/27/2027	52,000
	20,000	10.93	6/8/2028	-
	20,000	4.26	6/18/2029	68,800
	20,000	6.17	8/13/2030	30,600
	20,000	7.52	6/29/2031	3,600
	20,000	5.59	6/14/2032	42,200
	20,000	8.78	6/12/2033	-
	20,000	5.58	8/15/2034	42,400
	20,000	7.88	6/3/2035	-
Dr. Cook	20,000	5.59	6/14/2032	42,200
	20,000	8.78	6/12/2033	-
	20,000	5.40	11/13/2029	46,000
	20,000	5.58	8/15/2034	42,400
	20,000	7.88	6/3/2035	-
	20,000	6.17	8/13/2030	30,600
	20,000	7.52	6/29/2031	3,600

(1)	Calculated using the closing price of our Common Shares on Nasdaq on December 31, 2025 (the last trading day of 2025), which was USD$7.70.

Non-Executive Incentive Plan Awards – Value Vested During the Year

The following table details the value of non-executive director options on the vesting date that vested during 2025.

	Number of Options	Option-Based Awards	Non-Equity Incentive Plan
	Vested	Value Vested	Compensation – Value Earned
Name	During Year	During the Year (USD$)(1)	During the Year (USD$)
Rosty Raykov	—	—	—
Chris Rallis	20,000	—	—
Dr. Khalid Islam	25,000	—	—
Dr. Marco Brughera	20,000	—	—
Dr. Jodi Cook	20,000	—	—
Total	85,000	—	—

(1)	The value of the vested option-based awards represents the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date. The dollar value was computed by determining the difference between the closing market price of the Common Shares on the Nasdaq at the deemed exercise on the vesting date and the exercise price.

Each non-management member receives an annual base retainer of $40,000. The Chairman of the Board shall receive an additional annual fee of $50,000 and includes all activities of the Chairman. The Chair of the Audit Committee receives an additional annual fee of $20,000. Chair of any other Committee shall receive an additional annual fee of $15,000. These annual base retainer and annual cash fees are to be paid quarterly and are in lieu of any per-meeting fees. Board members shall also be reimbursed for any out-of-pocket expenses for attending Board or Committee meetings or any other meeting at the Corporation’s request. Mr. Raykov did not receive any fees for sitting on the Board in 2025.

OTHER INFORMATION

2020 Equity Incentive Plan

On June 22, 2020, Fennec’s shareholders approved our 2020 Equity Incentive Plan (the “Equity Incentive Plan”), which replaced our prior stock option plan which was last approved by our shareholders on June 19, 2019 (the “Prior Plan”). Options granted under the Prior Plan continue to be governed by the terms of the Prior Plan.

The total number of Common Shares that may be the subject of awards and issued under the Equity Incentive Plan, together with the Prior Plan (collectively, the “Plans”), is currently 8,500,000 Common Shares.

The Board believes that equity based incentive awards can play an important role in the success of the Corporation by encouraging and enabling the employees, officers, non-employee directors and consultants of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board believes that providing such persons with a direct stake in the Corporation assures a closer identification of the interests of such individuals with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation. The Equity Incentive Plan is designed to enhance the flexibility to grant different types of equity awards (i.e. not just stock options) to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board or the Compensation Committee, including greater flexibility in granting goal-based incentive compensation.

As of April 13, 2026, options for an aggregate of 7,210,759 Common Shares have been granted and remain issued and outstanding under the Equity Incentive Plan or the Prior Plan, as applicable (representing approximately 20.77% of the currently issued and outstanding Common Shares). As of April 13, 2026, restricted share units for an aggregate of 249,040 Common Shares remain unreleased under the Equity Incentive Plan (representing approximately 0.72% of the current issued and outstanding Common Shares). The Equity Incentive Plan has 1,040,201 unallocated equity awards (representing approximately 3.00% of the currently issued and outstanding Common Shares).

34,712,756	Shares outstanding
8,500,000	24.49%
7,210,759	20.77%	Options outstanding
249,040	0.72%	RSU's outstanding
1,040,201	3.00%	Equity Awards Available

Option grants outstanding under the Prior Plan continue to be subject to the terms of that plan and if those awards subsequently are exercised, expire, are forfeited or canceled, or are settled in cash, the Common Shares subject to those awards will be available for new awards under the Equity Incentive Plan, as the case may be.

The major features of the Equity Incentive Plan are summarized as follows:

Plan Shares. The maximum number of Common Shares that may be issued in connection with any awards granted under the under the Equity Incentive Plan, together with the Prior Plan, is 8,500,000 Common Shares. Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the Prior Plan or the Equity Incentive Plan are added back to the shares of common stock available for issuance under the Equity Incentive Plan.

Administration. The Equity Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan.

Eligibility. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Equity Incentive Plan, subject to the discretion of the Compensation Committee.

Stock Options. The Equity Incentive Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Capital Market on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature that reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights, but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria or service shall not be paid unless and until such conditions are satisfied.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock (or cash, if so provided in the specific award) subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with the Corporation through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Equity Incentive Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. The Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in the Equity Incentive Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, upon the effective time of the sales event the Equity Incentive Plan and all outstanding awards that remain unexercised or settled will terminate. When a sales event occurs and outstanding awards are not assumed, substituted or continued, except as may be otherwise specifically provided in an award certificate, all options and stock appreciation rights with time-based vesting conditions or restrictions that are not vested or exercisable immediately prior to the effective time of the sale event may become fully vested and exercisable as of the effective time of the sale event at the discretion of the Compensation Committee, all other awards with time-based vesting, conditions or restrictions may become fully vested and non-forfeitable as of the effective time of the sale event at the discretion of the Compensation Committee, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in an award certificate. In addition, the Corporation may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration paid in the sales event and the exercise price of the options or stock appreciation rights. The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration paid in the sales event multiplied by the number of vested shares under such awards.

Adjustments for Stock Dividends, Stock Splits, Etc. The Equity Incentive Plan requires the Compensation Committee to make appropriate adjustments to certain limits in the Equity Incentive Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have their tax withholding obligations satisfied by authorizing the Corporation to withhold shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the Equity Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq or TSX rules any amendments that materially change the terms of the Equity Incentive Plan will be subject to approval by our Shareholders. Amendments shall also be subject to approval by our Shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options. Subject to any additional requirements of the rules of Nasdaq or the TSX, the following amendments to the 2020 or awards issued thereunder shall not be made without the prior approval of Nasdaq or the TSX, and approval of the Shareholders: (i) other than customary adjustments resulting from certain corporate changes, amendments to the Equity Incentive Plan that would increase the percentage of Common Shares issuable under the Equity Incentive Plan, (ii) any amendment that would increase the number of Common Shares issuable to insiders under the Equity Incentive Plan, (iii) any amendment that would change the eligible participants in the plan to permit the introduction of non-employee directors on a discretionary basis; and (iv) amendments to amending provision of the Equity Incentive Plan. Examples of the amendments that may be made by the Board without shareholder approval include, without limitation, amendments related to (a) the vesting provisions of the Equity Incentive Plan or any award granted under the Equity Incentive Plan, (b) the early termination provisions of the Equity Incentive Plan or any option granted under the Equity Incentive Plan, (c) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of participants, and the subsequent amendment of any such provision which is more favorable to such participants, (d) the addition or modification of a cashless exercise feature, payable in cash or Common shares, which provides for a full deduction of the number of underlying Common Shares from the Equity Incentive Plan reserve, (e) changing the maximum percentage of Common Shares which are reserved for issuance under the Equity Incentive Plan to a maximum number of Common Shares not exceeding the number of Common Shares which then represents the maximum percentage previously approved by the Corporation’s security holders; (f) the suspension or termination under applicable laws (including, without limitation, the rules, regulations and policies of the TSX); and/or (g) general housekeeping matters.

For U.S. federal income tax purposes, an optionee who is granted an incentive stock option under the Equity Incentive Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. Fennec will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares. Options that do not qualify as incentive stock options under the Equity Incentive Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. Fennec will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

The Board does not grant options or other equity awards according to a prescribed formula or target. Rather awards to eligible participants and the proposed grant size, take into consideration such factors as their position, scope of responsibility and historic and recent performance, previous grants, the value of the awards in relation to other elements of the individual’s total compensation and shareholdings, and market information. Therefore, future options that may be granted to employees, officers, directors and consultants under the Equity Incentive Plan are not determinable at this time.

The Compensation Committee has discretion on all grant and award vesting schedules. Generally, all awards and grants to employees have a standard three year vesting schedule such that one third of the grant or award shall vest on the first anniversary of the grant or award. The remaining shares shall vest evenly on the last day of each subsequent month over the next 24 months, such that all of the award has vested after 36 months after the award or grant date. Grants to directors vest immediately. Grants and awards to contractors follow vesting schedule for employees but Compensation Committee can use discretion to accelerate vesting.

Grants and award may not be assigned to another individual or entity. If an employee or contractor is terminated with cause, they will forfeit all options and awards (vested or not). For employees and contractors terminated without cause, further vesting on awards and grants shall cease, but the right to exercise any vested grants for up to three years after the termination date shall remain intact. Vesting of awards and grants shall cease upon death of employee or contractor, but the grant or award shall be exercisable by the Optionee’s legal representative for up to 12 months from the date of death. If Optionee’s service relationship terminates due to disability, the grant may be exercised for up to 12 months from the date of disability. Under no circumstance may the grant or award be exercised past the expiration of the grant or award.

Prior Plan

The Prior Plan as last ratified by Shareholders on June 18, 2019 was adopted to develop the interest and incentive of eligible employees, directors and other service providers of the Corporation in the Corporation’s growth and development by giving eligible Participants (as defined below) an opportunity to purchase Common Shares on a favorable basis, thereby advancing the interests of the Corporation, enhancing the value of the Common Shares for the benefit of all Shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals in the service of the Corporation.

Although no further awards will be granted under the Prior Plan, the maximum number of Common Shares that were issuable under the Prior Plan was a rolling maximum equal to 25% of the issued and outstanding Common Shares from time to time. Within the above aggregate limit of 25% of the issued and the issued and outstanding Common Shares from time to time, the Prior Plan contains no limits on the number or percentage of such options that may be granted to insiders of the Corporation or to any one person. The Board currently has the right, in its sole discretion, to alter, amend or discontinue the Prior Plan from time to time and at any time. However, no such amendment or discontinuation may alter or impair the rights or increase the obligations under the Prior Plan of Participants without the consent of the Participants. Further, any amendment to the Prior Plan is subject to prior regulatory approval. The Prior Plan’s amending procedures explicitly provide that shareholder approval is not required to implement any amendments, save and except for amendments related to (i) the maximum number of Common Shares or any other shares of the Corporation which are reserved for issuance under the Prior Plan (and under any other share compensation arrangement of the Corporation); (ii) a reduction in the exercise price for options held by insiders; and (iii) an extension to the term of options held by insiders. Examples of the amendments that may be made by the Board without shareholder approval include, without limitation, amendments related to (a) the vesting provisions of the Prior Plan or any option granted under the Prior Plan, (b) the early termination provisions of the Prior Plan or any option granted under the Prior Plan, (c) the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants, and the subsequent amendment of any such provision which is more favorable to such Participants, (d) the addition or modification of a cashless exercise feature, payable in cash or Common shares, which provides for a full deduction of the number of underlying Common Shares from the Prior Plan reserve, (e) changing the maximum percentage of Common Shares which are reserved for issuance under the Prior Plan to a maximum number of Common Shares not exceeding the number of Common Shares which then represents the maximum percentage previously approved by the Corporation’s security holders; (f) the suspension or termination under applicable laws (including, without limitation, the rules, regulations and policies of the TSX); and/or (g) general housekeeping matters.

Participation in the Prior Plan was limited to directors, employees and service providers who were designated by the Compensation Committee (each, a “Participant”). Board nominees or other associates or affiliates of the Corporation’s largest shareholder, Southpoint Capital Advisors, were not eligible to participate in the Prior Plan. Subject to the terms of the Prior Plan, the Compensation Committee determined the Participants designated to participate in the Prior Plan, the number of Common Shares such Participant was entitled to purchase and the price at which the Common Shares may be purchased and the applicable vesting period. The option price at which the Common Shares may be purchased under the Prior Plan was the fair market value of the Common Shares of the Corporation at the time of grant, which under the Prior Plan is the closing price of the Common Shares on the TSX or Nasdaq on the trading day immediately preceding the date of grant (if the Common Shares are then listed on the TSX or Nasdaq).

The maximum term of any option granted under the Prior Plan was ten (10) years. Options that have been granted under the Prior Plan must be exercised within a period of ten (10) years from the date of grant, failing which the Participant’s right to purchase such Common Shares lapses. The Prior Plan provides that should the expiry date of any vested stock option of a Prior Plan participant fall on, or within nine (9) trading days immediately following, a Black-Out Period, the expiry date of such a vested stock option will automatically be the date that is ten (10) trading days from the date the relevant Black-Out Period ends. Unless otherwise determined by the Compensation Committee and specifically set forth in the stock option agreement executed by the Participant, options vest and may be exercised by the Participant as to one-third on each of the first, second and third anniversaries of the date of grant. The Compensation Committee may, however, in its sole discretion by written notice to any Participant, accelerate the vesting of all or any of the options of a Participant. The Participant’s rights under the options granted under the Prior Plan are not assignable or transferable by the Participant. The Corporation does not currently have any arrangements in place for financial assistance to facilitate the purchase of securities by Participants under the Prior Plan.

A Participant’s right to exercise options ceases following any of the following events (each of which, a “Participant Termination Date”): (i) if an employee, such Participant’s employment with the Corporation or any of its subsidiaries is terminated for any reason; (ii) if a director, such Participant ceases to be a director on the Board for any reason; or (iii) if a service provider, such Participant ceases to provide services to the Corporation. In such case, the Participant, or the Participant’s legal representative, as the case may be, may only exercise such options that are then vested any time prior to the earlier of: the original expiry date of such option, or within 30 days of the Participant Termination Date, or if specifically approved by the Board, such later date which may not be more than three (3) years following the Participant Termination Date.

For U.S. federal income tax purposes, an optionee who has been granted an incentive stock option under the Prior Plan will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise will increase the optionee’s alternative minimum taxable income by an amount equal to the difference, if any, between the fair market value of the shares at the time of exercise and the option’s exercise price, and therefore may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option’s exercise or (ii) the sale price of the shares. Fennec will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares. Options that do not qualify as incentive stock options under the Prior Plan are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon its exercise, however, the optionee will generally recognize taxable ordinary income measured as the excess of the then fair market value of the shares acquired over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. Fennec will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price received and the fair market value for the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the optionee’s holding period with respect to such shares.

Stock Option Burn-Rate

The following table sets out information with respect to the burn-rate calculations for the Equity Incentive Plans as at December 31, 2025, 2024 and 2023.

Description		Percentage
Burn Rate	The total number of options issued in 2025 divided by the weighted average number of outstanding Common Shares for 2025	2.30%
	The total number of options issued in 2024 divided by the weighted average number of outstanding Common Shares for 2024	4.69%
	The total number of options issued in 2023 divided by the weighted average number of outstanding Common Shares for 2023	3.89%

Directors’ and Officers’ Liability Insurance

Fennec has liability insurance for its directors and officers. We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Fennec, so that they will serve free from undue concerns for liability for actions taken on behalf of Fennec. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

Indebtedness of Directors and Executive Officers

Section 13(k) of the Exchange Act prohibits Fennec from making or arranging an extension of credit to its directors or executive officers in the form of a personal loan.

No individual, who is or was a director, executive officer or employee of Fennec, nor any proposed nominee for election as a director of Fennec, nor any associate of any one of them: (i) is or, at any time since the beginning of Fennec’s most recent completed financial period, has been indebted to Fennec or any of its subsidiaries; or (ii) was indebted to another entity, which indebtedness is, or was at any time during Fennec’s most recent completed financial period, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Fennec or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

In accordance with the British Columbia Business Corporations Act (“BCBCA”) and our articles, directors who have a material interest in any person who is a party to a material contract or a proposed material contract with Fennec are required to disclose that interest and abstain from voting on any resolution to approve that contract.

To the knowledge of Fennec, no informed person or proposed nominee for election as a director of Fennec and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Fennec’s last completed financial period or in any proposed transaction which has materially affected or would materially affect Fennec or any of its subsidiaries.

In accordance with regulations of the SEC, Fennec must disclose in this Circular any transaction or series of transactions in Fennec’s last two completed fiscal years to which Fennec was a party and in which any director or executive officer of Fennec, or any of their immediate family members, had a direct or indirect material interest if the amount involved exceeds the lesser of $120,000 or one (1) percent of the average of the Corporation’s total assets at year-end for the last two completed fiscal years (a “Related Party Transaction”). There were no reportable transactions with related parties during the year ended December 31, 2025 in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

Performance Graph

The following line graph compares the percentage change, from December 31, 2019 to December 31, 2025, in cumulative total shareholder return for $100 (CAD$ for TSX and US$ for AMEX) invested in our Common Shares with cumulative total return of the AMEX Composite, the AMEX Biotechnology Index and the S&P/TSX Composite Total Return Index.

COMPARISON OF 60 MONTH RETURN CUMMULATIVE TOTAL RETURN*
Among Fennec Pharmaceuticals Inc., The S&P/TSX Composite Total Return, The AMEX Composite and AMEX Biotech
*$100 invested on 12/31/2019
in stock and index including reinvestent of dividends
350
300
250
200
150
100
50
-
12/19
12/20
12/21
12/22
12/23
12/24
12/25
Fennec Pharmaceuticals Inc. (TSX)
AMEX Composite
S&P/TSE Composite
AMEX Biotechnology

Equity Compensation Plan Information

The following table provides certain information with respect to securities authorized for issuance under equity incentive plans as of December 31, 2025 (share amounts are in thousands):

(c)
	(a)		Number of securities remaining
	Number of securities to	(b)	available for future issuance under
	be issued	Weighted-average exercise price of	equity compensation plans
	upon exercise of outstanding	outstanding options, warrants	(excluding securities reflected in
Plan Category	options warrants and rights (*)	and rights	Column (a))
Equity compensation plan
approved by shareholders	5,964	USD $6.41	1,957
Total	5,964		1,957

*

Our current stock option plan allows for the issuance of equity awards and grants denominated in both U.S. dollars and Canadian dollars. At December 31, 2025, there were approximately 1.7 million Common Shares available for future grants under our current stock option plan.

REPORT ON CORPORATE GOVERNANCE

Fennec believes that good corporate governance is important to ensure that Fennec is managed for the long-term benefit of its shareholders. In connection with Fennec’s commitment to comply with the standards of applicable securities legislation, Fennec has continued to review Fennec’s corporate governance practices and policies and has compared them to developing practices and regulation in Canada and the United States. In particular, Fennec has considered developing rules and guidelines for corporate governance practices and policies, and related disclosures, promulgated by the Canadian Securities Administrators, the SEC as well as the Sarbanes-Oxley Act of 2002.

Fennec’s Board has adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Fennec. The Board also has established charters for each of the Audit Committee, Governance and Nominating Committee and Compensation Committees and has appointed an Independent Chairman of the Board. Each of the various committee charters and other corporate governance documents are regularly reviewed with a view to determining if any updates are necessary or advisable. You can access the various committee charters and other corporate governance documents in the corporate governance section of Fennec’s website at www.fennecpharma.com.

Set out below is a description of certain corporate governance practices of the Corporation.

Shareholder Communications

Shareholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them care of the Chief Executive Officer at our principal executive offices. Such communication will be forwarded to the intended recipient(s). Fennec currently does not intend to have the Chief Executive Officer screen this correspondence, but it may change this policy if directed by the Board due to the nature or volume of the correspondence.

Board of Directors

The Board of Directors currently consists of six (6) directors. On April 27, 2026, Mr. Raykov notified the Corporation of his desire to retire from the Board and that he will not stand for re-election at the Meeting and, consequently, the size of the Board of Directors is proposed to be set at five at the Meeting. The Board of Directors is composed of a majority of independent directors. The Board applies the definition of independence found in Canadian National Instrument 58-101 and National Policy 58-201 and the applicable rules of Nasdaq. The Board has determined that four of the current six directors are “independent”, being Dr. Cook and Messrs. Rallis, Brughera and Islam. Two directors have a material relationship with the Corporation and therefore are not independent. Mr. Raykov, the former Chief Executive Officer of the Corporation, and Mr. Hackman, the current Chief Executive Officer, are considered to have a material relationship with the Corporation by virtue of his executive officer position. Fennec is of the view that the composition of its Board reflects a diversity of background and experience that are important for effective corporate governance. Other directorships held by Board members are described in this Circular under the heading “Ordinary Matters – Election of Directors.”

During the financial year ended December 31, 2025, the Board devoted a portion of ten meetings to discuss in the absence of directors who are not “independent,” and certain of the Committees also conducted executive sessions where all participants were independent directors. In order to facilitate open and candid discussion among its independent directors, the Corporate Governance Guidelines provide that independent directors should meet at least annually without the presence of management or non-independent directors, that the Chairman or Lead Independent Director is authorized to call additional meetings of the independent directors and that the Chairman or Lead Independent Director is authorized to act as the presiding director at such meetings and to develop the agenda for such meetings. In addition, each Board member is free to suggest the inclusion of items on any Board or Committee meeting agenda and suggest pre-meeting materials to either the Chair of the Board or the Lead Independent Director. At any meeting of the Board, each Board member is also free to raise subjects that are not on the agenda for that meeting. Furthermore, each Board committee, the Chairman and the Lead Independent Director, on behalf of the independent directors as a group, have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Chief Financial Officer of the Corporation will arrange for payment of the invoices of any such third party.

Directors’ Attendance

For the fiscal year ended December 31, 2025, the Board met on ten occasions, the Audit Committee met on five occasions, the Compensation Committee met on seven occasions, and the Governance and Nominating Committee met on three occasions. The following table sets forth the attendance of directors at meetings of the Board and Committee meetings.

Attendance at
		Attendance at	Attendance at	Governance/
		Audit	Compensation	Nominating
	Attendance at	Committee	Committee	Committee
Director	Board Meetings	Meetings	Meetings	Meetings

Jeff Hackman	5/5	—	—	—

Chris Rallis	5/5	5/5	5/5	3/3

Dr. Khalid Islam	5/5	5/5	—	—

Dr. Marco Brughera	5/5	5/5	5/5	3/3

Dr. Jodi Cook	5/5	—	5/5	3/3

Rostislav Raykov	5/5	—	—	—

The Board expects management to be responsible for the day-to-day operations of and to implement the approved strategic business plan within the context of authorized budgets and corporate policies and procedures. Management is expected to report regularly to the Board in a comprehensive, accurate, and timely fashion on Fennec’s business and affairs.

Fennec does not have a formal written policy regarding attendance of Board members at annual meetings of the shareholders. Fennec, however, strongly encourages all directors to attend such meetings.

Mandate of the Board of Directors

The Board has the overall responsibility for the strategic planning and general management of Fennec’s business and affairs. In fulfilling its responsibilities, the Board is responsible for, among other things:

•	adoption of a strategic plan;
•	approval of the annual operating and capital expenditure budgets;
•	identification of the principal risks of the business and ensuring the implementation of the appropriate systems to manage these risks;
•	succession planning, including appointing and monitoring senior management;
•	adoption of a communications policy;
•	approval of acquisitions, dispositions, investments and financings that exceed certain prescribed limits;
•	integrity of the internal control and management information systems; and
•	development of clear position descriptions for directors, including the Chair of the Board, the Chair of each Board committee and, together with the CEO, a clear position description for the CEO.

The Board discharges its responsibilities directly and through committees that have specific areas of responsibility. The frequency of Board meetings and the nature of items discussed during the meetings depend on the opportunities or risks that Fennec faces. The Board, directly and through its committees, has adopted a process whereby it assesses the risk factors that must be identified and managed to ensure Fennec’s long-term viability.

The Board mandate generally describes the Board’s expectation of management and provides a list of specific matters for which management must obtain Board approval prior to implementation. The Board mandate also provides that the Board annually establish performance objectives for the CEO, which responsibility has been delegated to the Compensation

Committee. In addition, the Board receives regular updates from management concerning the Corporation’s progress toward achieving corporate goals. The Board has also delegated to the Compensation Committee responsibility for evaluating the CEO’s compensation, which evaluation includes review of the CEO’s performance against annual performance objectives for the year and input from the Chairman, Lead Independent Director as well as other directors.

The Board Mandate is attached as Schedule “A-1” to this Circular.

Position Descriptions

The Board Mandate and the Governance and Nominating Committee Charter provide that the Board is responsible for the development of clear position descriptions for directors, including the Chair of the Board and the chair of each board committee; and, together with the Chief Executive Officer, a clear position description for the Chief Executive Officer, which includes delineating management’s responsibilities.

Board Leadership Structure

On December 9, 2015, Dr. Khalid Islam was elected Chairman of the Board. The Board determined that in the best interest of the Corporation the most effective leadership structure at this time is to separate the roles of Chairman and Chief Executive Officer. As an independent director, Dr. Islam is responsible for overseeing and ensuring the independence of and separation between management and the Board.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing the identification and management of our principal risks. The Board of Directors regularly receives reports from senior management on areas of material risk to our Corporation, including our credit, liquidity, operational, legal and regulatory risks. In carrying out its responsibilities under its charter, the Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, and it also meets periodically with management to discuss policies with respect to risk assessment and risk management. In addition, the Compensation Committee oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, and the Governance and Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Ethical Business Conduct

In February 2004, Fennec’s Board adopted a Mandate of the Board of Directors, Corporate Governance Guidelines and a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all officers, directors and employees of Fennec. The Code of Conduct was updated in June of 2019. You can access the Code of Conduct in the corporate governance section of Fennec’s website at www.fennecpharma.com. Fennec undertakes to provide any person without charge, upon request, a copy of such code by writing to Attn: Code of Ethics Request, Fennec Pharmaceuticals Inc., 68 TW Alexander Drive, PO Box 13628, Research Triangle Park, North Carolina 27709. Fennec is committed to adhering to applicable legal requirements and maintaining the highest standards of conduct and integrity. The Code of Conduct is intended to promote those goals in conjunction with the Corporation’s Insider Trading Policy, Disclosure Policy and Audit Committee Complaint Procedures. The Code of Conduct sets out the legal and ethical standards of conduct for personnel of Fennec and addresses topics such as: reporting obligations and procedures; honest and ethical conduct and conflicts of interest; compliance with applicable laws and Corporation policies and procedures; confidentiality of corporate information; use of corporate assets and opportunities; public disclosure and books and records; and non-retaliation. The Board is not aware of any conduct of a director or officer that constitutes a departure from the Code of Conduct and, as a result, since the beginning of Fennec’s fiscal year ended December 31, 2025, there have been no material change reports filed that pertain to such a departure.

The Code of Conduct provides that the Governance and Nominating Committee shall monitor and periodically evaluate compliance with the Code of Conduct and its application to the Corporation’s business. In addition, the Code of Conduct sets out the procedures adopted by the Audit Committee for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting control, or auditing matters. In each case, the Code of Conduct provides that the Corporation will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern in good faith, whether or not the information is ultimately proven to be correct, or who cooperates in any investigation or inquiry thereof.

In order to ensure independent judgment in considering transactions or agreements in which a director or officer has a material interest, the Code of Conduct contains a process that must be followed regarding the disclosure, consultation and approval of transactions involving potential conflicts of interest. As a first step, officers and directors must disclose such matters to the Chief Executive Officer and to the Chair or any other disinterested member of the Governance and Nominating Committee charged with reviewing conflicts of interest. The Board has adopted rules for what activities constitute conflicts of interest and potential conflicts of interest, as well as procedures for determining whether a relationship or transaction constitutes a conflict of interest, the current versions of which are attached as appendices to the Code of Conduct. Following disclosure, any officer or director must avoid or terminate any activity that involves an actual or reasonably apparent conflict of interest unless it is determined at the appropriate level that the activity is not a conflict of interest or is otherwise not harmful to the Corporation or improper. Disinterested members of the Governance and Nominating Committee shall make any such determination.

In accordance with the BCBCA and our articles, directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, no director, director nominee or officer may enter into any transaction or relationship that is disclosable by such person or the Corporation pursuant to the BCBCA or by the Corporation pursuant to SEC rules without the prior approval of the disinterested members of the Governance and Nominating Committees, and no such person may directly or indirectly approve, or represent the Corporation or the other party in arranging, the terms of any transaction between the Corporation and a party with which he/she has any relationship of a type that is disclosable by such person or the Corporation pursuant to the BCBCA or by the Corporation pursuant to SEC rules. All transactions between the Corporation and a party with which a director, officer or employee has such a relationship shall be on an arm’s length basis.

Orientation and Continuing Education

Responsibility for the oversight of orientation for new directors and continuing education programs for all directors with respect to the Corporation’s business and financial matters, corporate governance and other appropriate subjects is assigned to the Governance and Nominating Committee under its charter. In this regard, the Governance and Nominating Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Board.

The Governance and Nominating Committee is also responsible for arranging continuing education for directors in order to ensure that directors maintain the skill and knowledge necessary to meet their obligations as directors. Given the Corporation’s limited resources, to date, no formal external continuing education programs have been sponsored by the Corporation but members of the Board are free to attend such programs as they determine necessary and in the Corporation’s best interest. The Corporation also provides directors with the opportunity to meet with senior management of the Corporation, including the Chief Financial Officer, as well as external advisors, at any time and such personnel and advisers are regularly invited to present at Board meetings or in connection with Board retreats to provide updates in legal, accounting, governance and other business developments. Some meetings are held at the Corporation’s premises, allowing directors the opportunity to gain additional insight into the Corporation’s operations. In addition, analyst reports and other information relating to the Corporation’s business and the industry in which it operates are presented at Board meetings and strategy sessions and industry-related articles of interest are distributed to Board members from time to time. Pursuant to each Committee charter, directors are permitted to obtain advice and assistance from internal or external advisors, including for the purposes of continuing education and developments relevant to board responsibilities.

Nomination of Directors

The Board has a nominating committee as part of the Governance and Nominating Committee that is charged with identifying individuals qualified to become Board members. The Governance and Nominating Committee also recommends to the Board (a) the director nominees for the next annual meeting of shareholders and candidates to fill vacancies on the Board and (b) the directors to be appointed to Board Committees.

As part of its mandate, the Governance and Nominating Committee (i) develops criteria for selecting directors and, when appropriate, conducts searches for prospective Board members whose skills and attributes meet those criteria, (ii) considers nominees submitted to the Board by shareholders if appropriate biographical and background information is provided, applying the same criteria and following substantially the same process in considering candidates suggested by shareholders as it does in considering other candidates and (iii) prior to recommending a nominee for election, determines that the election of the nominee as a director would effectively further the policies set forth in the Corporation’s corporate governance guidelines.

In connection with its mandate to review and recommend to the Board the directors to be appointed to the various committees of the Board and the Chair of each committee, the Governance and Nominating Committee considers the desired qualifications for membership on each committee, the availability of each director to meet the time commitment required for membership on the particular committee, and the extent to which there should be a policy of periodic rotation of committee members.

The Governance and Nominating Committee also oversees the process of evaluations of the Board, its committees and executive management of the Corporation, and make recommendations to the Board as appropriate.

Term Limits

The Corporation has not adopted term limits for directors of the Corporation. The Board believes that the need to have experienced directors who are familiar with the business of the Corporation must be balanced with the need for renewal, fresh perspectives and a healthy skepticism when assessing management and its recommendations. In addition, as mentioned above the Board undertakes an assessment process that evaluates its effectiveness.

While term limits can help ensure the Board gains fresh perspective, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Corporation over time. The Board believes that term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and thereby provide an increasing contribution to the Board as a whole.

Assessments

The Governance and Nominating Committee is responsible for overseeing the process of evaluations of the Board, its committees and executive management of the Corporation, and make recommendations to the board as appropriate. The Corporation has not adopted a set process to regularly assess the Board, its committees and individual directors. However, at least annually, the Governance and Nominating Committee and Board perform a self-evaluation to determine the Board’s effectiveness and performance (which is orally assessed and reported). In addition, the Governance and Nominating Committee and Board from time to time discusses what actions, if any, could improve Board and committee performance, and, if required, implements the required and desirable changes.

Board and Senior Management Diversity

The Corporation recognizes and embraces the benefits of having diversity on the Board and in its senior management. Diversity is important to ensure that members of the Board and the Corporation’s senior management provide the necessary range of perspectives, experience and expertise required to achieve the Corporation’s objectives and deliver for its stakeholders. Accordingly, the Corporation has adopted a Diversity Policy that addresses, among other things, identification and nomination of women directors.

The Corporation also recognizes that the Board and its senior management appointments must be based on performance, ability, merit and potential. Therefore, the Corporation ensures a merit based competitive process for appointments. The Corporation’s commitment to diversity includes ensuring that diversity is fully considered in determining the composition of the Board and the appointment of its senior management. Pursuant to the Corporation’s Diversity Policy, on an annual basis, the Governance and Nominating Committee will (i) assess the effectiveness of the senior management appointment process at achieving the Corporation’s diversity objectives; and (ii) consider and, if determined advisable, recommend to the Board for adoption, measurable objectives for achieving diversity in senior management. At any given time the Board may seek to adjust one or more objectives concerning senior management diversity and measure progress accordingly. The Corporation currently has one woman on the Board.

Short-Selling; Hedging

Pursuant to the Corporation’s Insider Trading Policy, which is applicable to its directors, officers and other employees, no such person may engage in short-selling of the Corporation’s securities or any trading in exchange-traded options with respect to the Corporation’s securities. Any director or executive officer who wishes to enter into another type of hedging arrangement must consult with the Corporation’s compliance officer under the policy (“Compliance Officer”) as legal restrictions and/or public disclosures may be required. In addition, margin loans using the Corporation’s securities and other pledges of such securities present the risk that the pledgee will foreclose and sell the securities at a time when the Corporation’s personnel are prohibited from trading, with possibly serious collateral consequences. For this reason, such an arrangement may be risky and should not be undertaken without the prior written approval of the Compliance Officer.

Compensation

The Board is responsible for establishing director and executive officer compensation and reviews such compensation at least as often as annually. The Board believes that directors should be fairly compensated for undertaking the responsibilities associated with serving as a director. At the same time, director compensation should be consistent with market practices generally. The Board delegates to the Compensation Committee responsibility for periodically assessing market practices for director and executive officer compensation. In addition, the Compensation Committee evaluates director compensation in the context of evaluating director recruitment and retention.

The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee is currently composed entirely of independent directors: Dr. Brughera (Chair), Mr. Rallis and Dr. Cook. The Compensation Committee held six meetings in the fiscal year ending December 31, 2025.

In addition to director compensation, the Compensation Committee of the Board determines the compensation to be paid to Fennec’s executive officers and periodically reviews Fennec’s compensation structure to ensure that Fennec continues to attract and retain qualified and experienced individuals to Fennec’s management team and motivate these individuals to perform to the best of their ability and in Fennec’s best interests. Among other things, the Compensation Committee considers compensation levels of comparable positions in similarly sized organizations in the biotechnology industry. The Compensation Committee also administers the Corporation’s Equity Incentive Plan and approves new stock option grants or other equity awards.

Other Board Committees

The Board has created audit, compensation, and the governance and nominating committees to ensure that the Board functions independently of management. It is also customary practice for directors (i) to regularly receive detailed information describing Fennec’s performance, and (ii) when necessary, to speak directly with management regarding additional information required on particular matters of interest. Moreover, directors have access to information independent of management through Fennec’s external auditors.

Audit Committee

On behalf of the Board, the Audit Committee of the Board retains, oversees and evaluates Fennec’s independent auditors, reviews the financial reports and other financial information provided by Fennec, including audited financial statements, and discusses the adequacy of disclosure with management and the auditors. The Audit Committee also reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, assesses the independence of the auditors, and reviews their fees. The Audit Committee is also responsible for reviewing Fennec’s internal controls over financial reporting and disclosure.

The Audit Committee operates under a written charter adopted by the Board. Multilateral Instrument 52-110 – Audit Committees requires certain disclosures be cross-referenced with respect to the Audit Committee when soliciting proxies from Shareholders for the purpose of electing directors. The Corporation is relying on the exemption found in Part 7 of the Multilateral Instrument applicable to U.S. Listed Issuers. The Audit Committee held four meeting during the fiscal year ended December 31, 2025. As required by the rules of the SEC and Canadian securities laws, the Audit Committee is composed entirely of independent directors, each of whom the Board has determined is “financially literate” for purposes of the applicable laws: Mr. Rallis (Chair), Dr. Brughera and Dr. Islam. In addition, the Board has determined that Mr. Rallis qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. A copy of the Corporation’s Audit Committee Charter is included as Schedule “A-2” to this Circular.

Audit Committee Report

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Haskell & White LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from Haskell & White LLP required by the Independence Standards Board Standard No. 1, and has discussed their independence with the independent registered public accounting firm. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 27, 2026.

Haskell & White LLP has served as our independent registered public accounting firm and audited our consolidated financial statements since May 12, 2017. Though the Audit Committee does not have formal pre-approval policies and procedures in place, it has pre-approved all of the services performed by Haskell & White LLP as discussed below, as required by SEC regulation.

Audit Fees

The following presents the aggregate fees for professional services and other services rendered by our independent auditors, Haskell & White LLP, in fiscal years 2025 and 2024:

	Fiscal Year	Fiscal Year
	2025	2024
Audit Fees(1)	255,300	197,500
Audit-Related Fees(2)	67,500	15,000
Tax Fees	—	—
All Other Fees(3)	—	—
Total	$322,800	$212,500

(1)

Audit Fees include fees for the standard audit work that needs to be performed each year in order to issue an opinion on the consolidated financial statements of the Corporation. It also includes fees for services that can only be provided by the Corporation’s auditor such as auditing of non-recurring transactions.

(2)	Audit-Related Fees include fees assurance and related services that are reasonably related to the performance of the audit or review and are traditionally performed by the independent accountant.
(3)	All Other Fees include fees for products and services other than Audit Fees, Audit Related Fees and Tax Fees.

The Audit Committee does not have formal pre-approval policies and procedures; however, prior to their engagement by us, the Audit Committee approved all of the services performed by Haskell & White LLP as required by SEC regulation.

Submitted By:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Mr. Chris A. Rallis, Chair
Dr. Marco Brughera
Dr. Khalid Islam

Governance and Nominating Committee

The Governance and Nominating Committee of the Board develops, recommends and oversees the effectiveness of Fennec’s corporate governance guidelines. In addition, the Governance and Nominating Committee oversees the orientation and education of directors and the process of evaluating the Board and its committees.

The Governance and Nominating Committee of the Board is charged with nominating activities, including determining desired Board skills and attributes for directors, conducting appropriate and necessary evaluations of the backgrounds and qualifications of possible director candidates, and recommending director nominees for approval by the Board or the Shareholders.

The Governance and Nominating Committee is currently composed three independent directors: Dr. Cook (Chair), Dr. Brughera and Mr. Rallis. The Governance and Nominating Committee held three meetings in the fiscal year ended December 31, 2025.

Retention of Outside Advisors

Fennec’s Corporate Governance Guidelines provide that the Board, each Board committee, the Chairman and the Lead Independent Director (if any), on behalf of the independent directors as a group, shall have the authority to hire legal, accounting, financial or other advisors as they may deem necessary in their best judgment, without the need to obtain the prior approval of any officer of the Corporation. The Corporation will arrange for payment of the invoices of any such third party.

SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

The BCBCA permits certain eligible shareholders of the Corporation to submit shareholder proposals, including shareholder proposals for director nominees, to the Corporation, which proposals may be included in a management proxy circular relating to an annual meeting of shareholders. Shareholders having proposals that they desire to present at the next year’s annual meeting of shareholders should, if they desire that such proposals be included in the Corporation’s proxy circular relating to such meeting, submit such proposals in time to be received by Fennec not later than December 26, 2025, which is 120 days before the date on which the Corporation released its proxy statement to shareholders in connection with the previous year's annual meeting. If the next year’s annual meeting of shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and send its proxy materials. To be so included, all such submissions must comply with the requirements of the SEC’s Rule 14a-8 and you should pay close attention to that rule. Proposals should be mailed to the Secretary at Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709.

Proxies for the 2026 annual meeting of shareholders will confer discretionary authority to vote with respect to all proposals of which the Corporation does not receive proper notice by March 13, 2026, which is 45 days before the first anniversary of the date on which the Corporation first sent its proxy materials for the prior year’s annual meeting of shareholders. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

The Corporation’s Articles do not provide a method for a shareholder to submit a director nomination. Shareholders wishing to include director nominees in the Corporation’s proxy circular for the 2026 annual meeting of shareholders must provide written notice to the Secretary by December 26, 2025; provided, however, that if the date of the 2026 annual meeting is more than 30 days from the previous year, then notice must be delivered to the Secretary by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The notice must comply with the requirements of the SEC’s Rule 14a-19, which requires proponents to provide a timely notice to the Secretary (as described above), setting forth all of the information and disclosures required by Rule 14a-19.

ADDITIONAL INFORMATION

Financial information for the financial year ended December 31, 2025 is provided in the Corporation’s consolidated financial statements and management’s discussion and analysis (“MD&A”), which are included in the Annual Report. Security holders who wish to be added to the mailing list for the annual and interim financial statements and MD&A should complete the appropriate sections of the proxy or contact the undersigned at PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709.

The Corporation’s Annual Report on Form 10-K for the fiscal period ended December 31, 2025 (including the consolidated financial statements and MD&A) and other information relating to the Corporation is available on SEDAR at www.sedar.com and at www.sec.gov.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of this Circular and its sending to Shareholders have been approved by the Board of Directors.

DATED at Research Triangle Park, North Carolina this 28th day of April, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeff Hackman
Jeff Hackman
Chief Executive Officer

SCHEDULE “A-1”

FENNEC PHARMACEUTICALS INC.

Mandate of the Board of Directors

A.Responsibilities

The Board of Directors (the “Board”) of Fennec Pharmaceuticals Inc. (the “Company”) is responsible for the stewardship of the Company. All directors shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Board retains plenary authority and power to do all lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Company or in some other manner. In carrying out its responsibilities, the Board of Directors (or the committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall have the following specific responsibilities:

1.	the adoption of a corporate strategic plan that includes the periodic review and approval of business plans, which take into account, among other things, the opportunities and risks of the business;
2.	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;
3.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management, including the Chief Executive Officer (the “CEO”), and the appointment and training of, and monitoring the performance and compensation of senior management, including officers of the Company;
4.	the adoption of a communications policy and the periodic review of such policy;
5.	the establishment of adequate systems of internal controls and management information systems;
6.	the adoption of corporate governance guidelines or principles applicable to the Company, including with respect to: (i) the size and composition of the Board; (ii) the orientation of new directors; (iii) the provision of continuing education to directors; (iv) the compensation and tenure of directors; (v) the periodic assessment (at least annually) of the performance of the Board, its committees and directors, this Mandate, the Charter for each committee of the Board; and (vi) the position description(s) applicable to each individual director, as well as the competencies and skills each individual director is expected to bring to the Board;
7.	the oversight of the maintenance by management of practices and processes to ensure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and the adoption of a written code of business conduct and ethics applicable to directors, officers and employees of the Company containing standards that are reasonably designed to deter wrongdoing;
8.	to the extent feasible, satisfying itself as to the integrity of the CEO and other senior officers and that the CEO and other senior officers create a culture of integrity throughout the Company;
9.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;
10.	the approval of the submission to the shareholders of any amendment to the articles of the Company or the approval of any adoption, amendment or repeal of any articles or bylaws of the Company;
11.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;
12.	the approval of the annual objectives of the Company and the Chief Executive Officer, and the assessment of the performance of the Company and the Chief Executive Officer against the approved objectives;

13.	the approval of an annual operating budget for the Company and its subsidiaries on a consolidated basis;
14.	the authorization of the issuance of securities of the Company as required in accordance with applicable laws;
15.	the declaration of dividends on shares of the Company or the approval of the purchase, redemption or other acquisition of shares issued by the Company as required in accordance with applicable laws;
16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure practices followed by management;
17.	the oversight of the qualifications and independence of the independent auditors of the Company and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Company lists its securities and of securities regulatory authorities, as adopted or in force or amended from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Company to the shareholders of the Company for their approval in accordance with applicable laws;
18.	the approval of the annual audited consolidated financial statements of the Company and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Company and overview of the accounting principles and practices followed by management;
19.	the approval of prospectuses, annual information forms, annual reports on Form 20-F, 40-F or 10-K or other applicable form, as the case may be, and proxy circulars and proxy statements sent to shareholders of the Company and the review of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents as determined by the Board of Directors from time to time;
20.	the establishment and periodic review of the Company’s measures for receiving feedback from security holders;
21.	the development of clear position descriptions for directors, including the Chair of the Board, a “Lead Independent Director” and the chair of each board committee; and, together with the CEO, a clear position description for the CEO, which includes delineating management’s responsibilities;
22.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters; and
23.	to the extent not otherwise referred to above, the review and approval of all proposed transactions and matters described below under the heading “B. Decisions Requiring Prior Approval of the Board”

and, where applicable, in accordance with the requirements of the Canada Business Corporations Act, the stock exchanges on which the Company lists its securities and securities regulatory authorities, as adopted or in force or amended from time to time.

In discharging its duties and responsibilities, the Board of Directors is expected to be fully diligent in its oversight to avoid fraud or abuse. Accordingly, the Board may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Company, at such time or times and on such terms and conditions as the Board of Directors considers appropriate.

B.Decisions Requiring Prior Approval of the Board

In addition to such other approvals as required by applicable law or the stock exchanges on which the Company lists its securities and securities regulatory authorities, the Board (or the committees of the Board duly constituted by the Board to the extent such delegation is permitted by law and is specifically made by the Board of Directors) shall review and approve:

1.	the strategic plan, financial plans and operating budget of the Company on at least an annual basis;

2.	the quarterly and annual financial statements of the Company;
3.	all material capital expenditures not part of the approved operating budget, all mergers and acquisitions, and all material investments and dispositions of the Company;
4.	all material borrowings and banking arrangements of the Company;
5.	all financing by the Company including the issuance of debt, equity and derivative instruments; for greater certainty, this includes the approval of all off-balance sheet financings by the Company or by special purpose entities or affiliates;
6.	the purchase and redemption of securities;
7.	any changes to the articles or by-laws of the Company;
8.	the hiring and, if necessary, the termination of the Chief Executive Officer;
9.	the compensation paid to senior management and directors, including the issuance of stock options and non – arm’s length consulting arrangements;
10	any other material matters outside the ordinary course of the Company’s business including all major strategic and policy decisions; and
11.	any other matter specified by the Board as requiring its approval.

C.Expectations of Management.

The CEO, through the Senior management, is responsible for the day-to-day operations of the Company and for providing the Board, directly or through the Chair of the Board, the appropriate committee or the Lead Independent Director, with timely, complete and accurate information on such operations. The Board expects management to propose and, after Board approval, implement the Company’s strategic plan and to be accountable for the Company’s financial and competitive performance. The Board expects the Company’s resources to be managed in a manner consistent with enhancing the value of the Company and with consideration for ethics and corporate social responsibility.

The Board may request that certain members of senior management attend all or any portion of a Board or committee meeting and may schedule presentations by managers who can provide additional insight based on their personal involvement in the matter or their particular expertise. Each director shall have complete access to any member of senior management. The Chief Financial Officer and the General Counsel of the Company shall each have access to meet separately with the Audit Committee and Governance Committee respectively, the Chairman and Lead Independent Director.

The Board may reasonably rely on the information provided to them by the Company’s senior management personnel and outside advisors and auditors.

D.Measures for Receiving Shareholder Feedback

The Company has developed a Disclosure Policy to facilitate consistent disclosure practices aimed at informative, timely and broad dissemination of material information to the market in compliance with applicable securities laws and the rules and policies of any exchange on which the Company’s securities are listed. The Disclosure Policy Committee established under the Disclosure Policy is responsible for overseeing and monitoring communications with, and responses to inquiries from, both institutional and individual investors and the financial community consistent with the objectives of the Company’s Disclosure Policy.

Company spokespersons as appointed by the Disclosure Policy Committee from time to time are available to shareholders by telephone, fax and e-mail and the Company maintains up-to-date material of interest to shareholders and investors on the Company’s web site at www.Fennecpharma.com.

E.General.

The Board of Directors shall review and assess the adequacy of the mandate of the Board on an annual basis.

Nothing in this Mandate is intended, or may be construed, to impose on any member of the Board a standard of care or diligence that is in any way more onerous or extensive than the standard required by law.

SCHEDULE “A-2”

FENNEC PHARMACEUTICALS INC.

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Fennec Pharmaceuticals Inc. (together with its subsidiaries, the “Company”) is to:

•	Assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements;
•	Review the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures, and its internal accounting and financial controls;
•	Assume direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of the outside auditor in preparing or issuing an audit report or related work;
•	Oversee the independence of the outside auditor and approve all auditing services and permitted non-audit services provided by the outside auditor;
•	Receive direct reports from the outside auditor and resolve any disagreements between management and the outside auditor regarding financial reporting; and
•	Carry out the specific responsibilities set forth below in furtherance of this stated purpose.

Committee Membership and Procedures

Resources and Authority

In discharging its oversight role, the Committee is granted all responsibilities and authority required by MI 52-110 and SEC Rule 10A-3, including without limitation the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent legal, accounting or other advisors to obtain such advice and assistance as the Committee determines necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Company shall provide the Committee all appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and any outside auditor, as well as for any ordinary administrative expenses of the Committee that it determines are necessary or appropriate in carrying out its responsibilities.

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders, and is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight role. The functions are set forth as a guide and may be varied and supplemented from time to time as appropriate under the circumstances.

Appointment of Outside Auditor. The Committee shall have direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of any registered public accounting firm selected to be the Company’s outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Appointment and Performance Evaluation of Chief Financial Officer and Internal Auditor. The Chair of the Committee shall participate in the identification of candidates for the positions of Chief Financial Officer and Lead of the Company’s internal auditing function, if any, and shall advise management with respect to the decision to hire a particular candidate.

Disclosure Controls and Procedures. The Committee shall review periodically with management the quality and adequacy of the Company’s disclosure controls and procedures. The Committee must be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements and must periodically assess the adequacy of those procedures.

Internal Controls. The Committee shall discuss periodically with management and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, if any, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

Accounting Policies. The Committee shall review periodically with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within U.S. and Canadian generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

Pre-approval of All Audit Services and Permitted Non-Audit Services. The Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor; provided that any non-audit services performed pursuant to an exception to the pre-approval requirement permitted under applicable laws shall not be deemed unauthorized.

Annual Audit. In connection with the annual audit of the Company’s financial statements, the Committee shall:

•	request from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s objectivity and independence, and take appropriate action to oversee the independence of the outside auditor.
•	approve the selection and the terms of the engagement of the outside auditor.
•	review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and with the SEC, and review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61.
•	review with management and the outside auditor any press releases in respect of the audited financial statements before the Company first publicly discloses this information.
•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the annual financial statements to be reported.
•	review with management and the outside auditor the Company’s critical accounting policies and practices.
•	recommend to the Board whether, based on the reviews and discussions referred to above, the annual financial statements should be included in the Company’s Annual Report filed on SEDAR and with the SEC.

Interim Reports. In connection with the Company’s preparation of its interim financial information to be included in the Company’s Quarterly Reports filed on SEDAR and filed with the SEC, the Committee shall:

•	review with the outside auditor the Company’s interim financial information and the matters required to be discussed by SAS No. 61.
•	perform the procedures set forth below in “Financial Reporting Procedures” with respect to the interim financial information to be reported.
•	by action of a majority of the Committee or through the Committee Chair, review with the outside auditor, prior to filing, the Company’s interim financial information to be included in the Company’s Interim Reports filed on SEDAR and filed with the SEC.
•	by action of a majority of the Committee or through the Committee Chair, review with the outside auditor any interim press releases in respect of the interim financial statements before the Company first publicly discloses this information.

Financial Reporting Procedures. In connection with the Committee’s review of each reporting of the Company’s annual or interim financial information, the Committee shall:

•	discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with U.S. and Canadian generally accepted accounting principles and the rules of the SEC and CSA are reflected in the Company’s financial statements.
•	review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.
•	review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.
•	resolve any disagreements between management and the outside auditor regarding financial reporting.

Hiring Policies. The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former outside auditors.

Charter. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Reports. The Committee shall report its activities to the full Board on a regular basis and make such recommendations to the Board with respect to the above and other matters as the Committee deems necessary or appropriate. The Committee shall also prepare and submit to the appropriate authority or body any other report required by applicable law or regulation.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

SCHEDULE “B”

ENNEC PHARMACEUTICALS INC.

2026 EQUITY INDUCEMENT PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Fennec Pharmaceuticals Inc. 2026 Equity Inducement Plan (the “Plan”). The purpose of the Plan is to encourage and enable employees of Fennec Pharmaceuticals Inc. (the “Company”) and its Affiliates who are expected to contribute to the success of the Company to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

All Awards under the Plan are intended to qualify as an inducement award as described in Nasdaq Listing Rule 5635(c)(4) or any successor provision of such listing rule (the “Inducement Award Rules”).

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than three Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Dividend Equivalent Rights and Stock Purchase Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan become effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that: (i) if the Shares are listed on the Nasdaq Stock Market, The New York Stock Exchange or another national securities exchange in the United States, the Fair Market Value shall be the closing price of the Shares reported on such exchange on the trading day immediately preceding the date of grant, or if there is no closing price reported for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price reported; or (ii) if the Shares are not listed on any exchange referred to in (i) above, but are listed on the Toronto Stock Exchange (the “TSX”) or other recognized exchange in Canada, “Fair Market Value” shall be the closing price of the Shares reported on such exchange on the trading day immediately preceding the date of grant, or if there is no closing price reported for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 5.

“Restricted Shares” means the Shares underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of share units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per Share, pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means the common shares in the capital of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of capital stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of Shares free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)	Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non- Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Stock Purchase Rights, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of Shares to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(c) and Section 16, to extend at any time the period in which Stock Options may be exercised;
(vii)appoint a trust company or trust companies from time to time to administrator contributions and investments respecting Stock Purchase Rights granted under the Plan; and
(viii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the

Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(d)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable legal fees) arising or resulting therefrom to the fullest extent permitted by law or under the Company’s articles or any directors’ and officers’ liability insurance coverage that may be in effect from time to time or any indemnification agreement between such individual and the Company.
(e)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States or Canada in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or Canada to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Act, the Exchange Act, or any other applicable United States or Canadian provincial securities law, the Code, or any other applicable United States or Canadian governing statute or law.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be limited to 600,000 Shares, all of which Shares may be issued pursuant to Incentive Stock Options . For purposes of this limitation, the Shares underlying any Awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, may be issued as Incentive Stock Options. In the event the Company repurchases Shares on the open market, such shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b)Changes in Share Capital. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested or exercisable immediately prior to the effective time of the Sale Event may become fully vested and exercisable as of the effective time of the Sale Event at the discretion of the Administrator, all other Awards with time-based vesting, conditions or restrictions may become fully vested and non-forfeitable as of the effective time of the Sale Event at the discretion of the Administrator, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested Shares under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may only be granted to employees who satisfy the Inducement Award Rules.

SECTION 5. STOCK OPTIONS

(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per Share covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market

Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted, provided that, if the end of such period for any vested Stock Option falls on, or within nine (9) trading days immediately following, a date upon which the Participant is prohibited from exercising such Stock Option due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Stock Option shall be automatically be the tenth (10th) trading day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan, such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)By a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(g)Shareholder Approval. Pursuant to Section 422(b)(1) of the Code, the valid issuance of Incentive Stock Options under the Plan is subject to the Plan being approved by the shareholders of the Company within twelve (12) months after the Effective Date. If the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date, all Stock Options granted under the Plan shall constitute Non-Qualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years, provided that, if the end of such period for any Stock Appreciation Right settled in Shares falls on, or within nine (9) trading days immediately following, a date upon which the Participant is prohibited from exercising the Stock Appreciation Right due to a black-out period or other trading restriction imposed by the Company, then the expiry date of such Stock Appreciation Right shall be automatically be the tenth (10th) trading day following the date the relevant black-out period or other trading restriction imposed by the Company is lifted, terminated or removed. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) or achievement of pre-established performance goals and objectives.

(b)Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award that may be settled in Shares (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of Shares (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units In lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the Shares underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive Shares free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Shares. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Shares includible in income earned in respect of the Award. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)Events Not a Termination of Service Relationship. For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, without obtaining the approval of shareholders; provided that no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent and any amendment to any provision of the Plan will be subject to any required regulatory approval and the provisions of applicable law, if any, that require the approval of shareholders. Notwithstanding the foregoing, the Company will be required to obtain the approval of the shareholders of the Company for any amendment related to (i) increasing the maximum number of Shares issuable under the Plan; (ii) a reduction in the exercise price of any Stock Options or Stock Appreciation Rights held by insiders or a reduction of the purchase price of any Stock Purchase Rights held by insiders; and (iii) an extension to the term of Stock Options or Stock Appreciation Rights held by insiders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Issuance of Shares. To the extent certificated, share certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Shares shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing Shares pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. Any Shares issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Shares certificate or notations on any book entry to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Shareholder Rights. Until Share are deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

The Plan became effective on February 25, 2026 (the “Effective Date”), which is the date on which the Plan was approved by the Board. No grants of Stock Options and other Awards may be made hereunder after the later of the tenth anniversary of the Effective Date or the tenth anniversary of the latest material amendment of the Plan and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 20. GOVERNING LAW

The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the Province of British Columbia, applied without regard to conflict of law principles.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V95375-P51740 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! FENNEC PHARMACEUTICALS INC. 68 TW ALEXANDER DR P.O. BOX 13628 RESEARCH TRIANGLE PARK, NC 27709 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FENC2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain Vote on Proposals 5. AMENDMENT TO 2020 EQUITY INCENTIVE PLAN To consider, and if deemed advisable, approve an increase in the number of Common Shares which are reserved for issuance under Fennec's 2020 Equity Incentive Plan. 2. APPOINTMENT OF AUDITORS Appointment of Haskell & White LLP as the auditors of the Corporation for the year ending December 31, 2026 and authorizing the directors of the Corporation to fix their remuneration. 1. ELECTION OF DIRECTORS Nominees: Vote on Directors FENNEC PHARMACEUTICALS INC. THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 5, 6 AND 1 YEAR ON PROPOSAL 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Withhold 1a. Dr. Khalid Islam 1b. Mr. Chris A. Rallis 1c. Dr. Marco Brughera 1d. Dr. Jodi Cook 1e. Mr. Jeff Hackman The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees named in Proposal 1 and FOR Proposals 2, 3, 5 and 6, and a vote of "1 Year" with respect to Proposal 4. If any other matters properly come before the meeting, this proxy confers discretionary authority in respect of such matters. 3. EXECUTIVE COMPENSATION To vote, on an advisory (non-binding) basis, on the compensation of the Corporation’s named executive officers. 6. 2026 EQUITY INDUCEMENT PLAN To consider, and if deemed advisable, ratify and approve the adoption of Fennec's 2026 Equity Inducement Plan. ! ! ! ! ! ! For Against Abstain 4. ADVISORY VOTE To vote, on an advisory (non-binding) basis, on the frequency of advisory votes on the compensation of the Corporation's named executive officers. ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw

V95376-P51740 Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. FENNEC PHARMACEUTICALS INC. ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Robert Andrade and Jeff Hackman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Fennec Pharmaceuticals Inc. that the shareholder(s) is/are entitled to vote at the Annual and Special Meeting of Shareholders to be held at 10:00 a.m. (Eastern Time) on June 10, 2026, and at any adjournments and/or postponements thereof. The shares shall be voted as indicated with respect to the proposals listed above hereto and in the Proxies' discretion on such other matters as may properly come before the annual meeting or any other adjournment or postponement thereof. The undersigned acknowledges the receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 5 AND 6, AND A VOTE OF "1 YEAR" WITH RESPECT TO PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF SUCH MATTERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET. CONTINUED AND TO BE SIGNED ON REVERSE SIDE